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As filed with the Securities and Exchange Commission on October 23, 2013

Registration No. 333-190203

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective
Amendment No. 1
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADCARE HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1332119 (I.R.S. Employer Identification Number)

1145 Hembree Road
Roswell, Georgia 30076
(678) 869-5116
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ronald W. Fleming
Chief Financial Officer
AdCare Health Systems, Inc.
1145 Hembree Road
Roswell, Georgia 30076
(678) 869-5116 ext. 122
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lori A. Gelchion, Esq. Rogers & Hardin LLP 2700 International Tower 229 Peachtree Street, N.E. Atlanta, Georgia 30303 (404) 522-4700	James T. Seery, Esq. LeClairRyan, A Professional Corporation 885 Third Avenue New York, NY 10022 (212) 697-6555

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

10.875% Series A Cumulative Redeemable Preferred Stock, $25.00 liquidation preference per share	500,000	$—	$—	$2,117.81

(1)
Paid with the initial filing of this registration statement.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2013

PRELIMINARY PROSPECTUS

ADCARE HEALTH SYSTEMS, INC.

500,000 Shares 10.875% Series A Cumulative Redeemable Preferred Stock
$            Per Share
(Liquidation Preference $25.00 Per Share)

         This prospectus relates to the issuance and sale of up to 500,000 shares of our 10.875% Series A Cumulative Redeemable Preferred Stock, which we refer to in this prospectus as the Series A Preferred Stock. The Series A Preferred Stock is listed on the NYSE MKT LLC, or the NYSE MKT, under the symbol "ADK.PRA." On October 22, 2013, the last reported sales price of the Series A Preferred Stock on the NYSE MKT was $27.00 per share.

         We will pay quarterly cumulative dividends on the Series A Preferred Stock from, but excluding, the date of original issuance in the amount of $2.7187 per share each year, which is equivalent to 10.875% of the $25.00 liquidation preference per share. The dividend rate will increase under certain circumstances as described in this prospectus. Holders of the Series A Preferred Stock generally have no voting rights but have limited voting rights under certain circumstances as described in this prospectus. We may not redeem the Series A Preferred Stock before December 1, 2017, except we are required to redeem the Series A Preferred Stock following a "Change of Control," as defined in this prospectus. On and after December 1, 2017, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the redemption date. The Series A Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, except following a Change of Control.

         We have agreed to issue and sell the shares offered hereby to the public through the underwriters, and the underwriters have agreed to offer and sell such shares, on a best efforts basis. The underwriters are not required to sell any specific number or dollar amount of the shares offered hereby, but will use their best efforts to sell such shares.

         The Series A Preferred Stock has not been rated. Investing in the Series A Preferred Stock involves a high degree of risk. See "Risk Factors" beginning on page 13 of this prospectus and in the documents incorporated by reference into this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds, before expenses, to us	$	$

(1)
Excludes underwriters' out-of-pocket expenses we have agreed to reimburse. See "Underwriting" in this prospectus for additional information.

         We expect that the Series A Preferred Stock will be ready for delivery in book-entry form through The Depository Trust Company on or about                , 2013.

Sole Book-Running Manager

MLV& Co.

Co-Managers

GVC Capital	Northland Capital Markets

The date of this prospectus is                        , 2013.

        You should rely only on the information contained or incorporated by reference into this prospectus and in any applicable prospectus supplement. Neither we nor the underwriters have authorized any other person to provide you with different information. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus are accurate only as of the date such information is presented. Our business, financial condition, results of operations and financial condition may have subsequently changed. You should also read this prospectus together with the additional information described under "Where You Can Find More Information" and "Incorporation of Information by Reference."

        This prospectus may be supplemented from time to time to add, update or change the information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Internet website maintained by the Securities and Exchange Commission (the "SEC") or at the SEC's offices as further discussed under "Where You Can Find More Information."

        Except as otherwise indicated or unless the context requires, as used in this prospectus, references to "AdCare," "we," "us" and "our" refer to AdCare Health Systems, Inc. and its consolidated subsidiaries.

i

PROSPECTUS SUMMARY

        This summary highlights certain information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus. It may not contain all of the information that is important to you or that you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, including "Risk Factors" and the documents incorporated by reference into this prospectus, which are described under "Where You Can Find More Information" and "Incorporation of Information by Reference."

The Company

Overview

        We own and manage skilled nursing facilities and assisted living facilities in the states of Alabama, Arkansas, Georgia, Missouri, North Carolina, Ohio, Oklahoma, and South Carolina. As of June 30, 2013, we own, lease and manage 47 facilities consisting of 43 skilled nursing facilities, three assisted living facilities and one independent living/senior housing facility which total approximately 4,781 beds/units. Our facilities provide a range of health care services to patients and residents, including, but not limited to, skilled nursing and assisted living services, social services, various therapy services and other rehabilitative and healthcare services for both long-term residents and short-stay patients. As of June 30, 2013, of the total 47 facilities, we owned and operated 26 facilities, leased and operated nine facilities, and managed 11 facilities for third parties, one of which is a consolidated variable interest entity.

        Our skilled nursing and assisted living facilities provide services to individuals needing long-term care in a nursing home or assisted living setting. We provide a full complement of administrative services as well as consultative services that permit our local facility leadership teams to better focus on the delivery of healthcare services. We also provide these services to unaffiliated third party long-term care operators and/or owners with whom we enter into management contracts. We currently provide these services to five unaffiliated facility owners. Each of our facilities is led by highly dedicated individuals who are responsible for key operational decisions at their facilities. Facility leaders and staff are trained and motivated to pursue superior clinical outcomes, high patient and family satisfaction, operating efficiencies and financial performance at their facilities. In addition, our facility leaders are enabled and motivated to share real-time operating data and otherwise benchmark clinical and operational performance against their peers in other facilities in order to improve clinical care, maximize patient satisfaction and augment operational efficiencies, promoting the sharing of best practices.

        Much of our historical growth can be attributed to our expertise in acquiring under-performing facilities and transforming them into market leaders in clinical quality, staff competency, employee loyalty and financial performance. We intend to continue to grow our revenue and earnings by:

  •
  focusing on efficiencies in our operations and internal growth;

  •
  increasing the proportion of sub-acute patients within our skilled nursing facilities;

  •
  expanding clinical programs within our existing facilities;

  •
  continuing to acquire additional facilities in existing and new markets; and

  •
  evaluating and potentially targeting the acquisition of complementary businesses which provide services to skilled nursing facilities.

Growth Strategy

        Our objective is to be the provider of choice for health care and related services to the elderly in the communities in which we operate. We intend to grow our business through numerous initiatives.

        We expect to continue to increase occupancy rates and revenue per occupied unit at our facilities. We believe that our current operations serve as the foundation on which we can build a large fully-integrated senior living company. We intend to target attractive geographic markets by using our existing infrastructure and operating model to provide a broad range of high quality care in a cost-efficient manner.

        Organic Growth.    We intend to focus on improving our operating margins within all of our facilities. We continually seek to maintain and improve our operating margins by:

  •
  increasing the proportion of higher revenue sub-acute health care services delivered at our skilled nursing facilities;

  •
  attracting new residents through the on-site marketing programs focused on residents and family members;

  •
  actively seeking referrals from professional community outreach sources, including area religious organizations, senior social service programs, civic and business networks, as well as the medical community; and

  •
  continually refurbishing and renovating our facilities.

        Pursue Strategic Acquisitions.    We believe that our current infrastructure and extensive contacts within the industry will continue to provide us with the opportunity to evaluate numerous acquisition opportunities. We believe there is a significant opportunity for growth with a private to public arbitrage and opportunity to increase our operating margins by evaluating and potentially targeting the acquisition of complementary businesses which provide services to skilled nursing facilities.

        Fragmentation in the Industry Provides Acquisition and Consolidation Opportunities.    The senior living industry is highly fragmented and we believe that this provides significant acquisition and consolidation opportunities. We believe that the limited capital resources available to many small, private operators impede their growth and exit prospects. We believe that we are well positioned to strategically approach small private operators and offer them exit strategies which are not currently available as well as the ability to grow their business.

        Emphasize Employee Training and Retention.    We devote special attention to the hiring, screening, training, supervising and retention of our employees and caregivers. We have adopted comprehensive recruiting and screening programs for management positions that utilize corporate office team interviews and background and reference checks. We believe our commitment to, and emphasis on, quality hiring practices, employee training and retention differentiates us from many of our competitors.

        Positioned for Growth.    As part of our growth strategy, we endeavor to acquire independently owned, often times family operated, skilled nursing facilities. We then utilize our proven clinical management and marketing programs to increase the proportion of more clinically complex sub-acute patients. These patients generate higher revenue per patient day. In many situations these patients are also more profitable. Additionally we are able to leverage our enhanced purchasing power and increase operating profit by providing more cost effective supplies and ancillary services. These management practices also assist in providing quality care to our patients and residents.

        Pursue Management Contracts.    We intend to pursue management opportunities for senior living communities. We believe that our management infrastructure and proven operating track record will allow us to take advantage of increased opportunities in the senior living market for new management contracts for third-party operators.

Operating Strategy

        Our operating philosophy is to provide affordable, quality care to our patients and residents. We execute this strategy by empowering and supporting our local leadership teams at the facilities. These facility teams are supported by seasoned regional staff that provide consultative assistance from both a clinical and operations perspective. Additionally, we provide centralized back office administrative services to the facilities such as accounting, payroll and accounts payable processing, purchasing, and information technology support. Centralizing these non-patient centric activities is more efficient and cost effective and frees up facility staff to focus on patient care.

        Increase Revenues and Profitability at Existing Facilities.    Our strategy includes increasing facility revenues and profitability levels through increasing occupancy levels, increasing the percentage of sub-acute patients, maximizing reimbursement rates as appropriate, providing additional services to our current residents, and containing costs. Ongoing initiatives to promote higher occupancy levels and appropriate payor and case mixes at our senior living facilities include corporate programs to promote specialized care and therapy services as well as initiatives to improve customer service and develop safety programs to improve worker compensation insurance rates.

        Offer Services Based on Level of Care.    Our range of products and services is continually expanding to meet the evolving needs of our patients and residents. We have developed a variety of special clinical programs and care offerings that are responsive to particular geographic markets.

        Improve Operating Efficiencies.    We actively monitor and manage our operating costs. By having an established portfolio of properties, we believe that we have a platform to achieve operating efficiencies through economies of scale in the purchase of bulk items, such as food, and in the spreading of fixed costs, such as corporate overhead, over a larger revenue base, and the ability to provide more effective management supervision and financial controls.

        Increase Occupancy Through Emphasis on Marketing Efforts.    We emphasize strong corporate support for the marketing of our various local facilities. At a local level, our sales and marketing efforts are designed to promote higher occupancy levels and optimal payor mix. Management believes that the long-term care industry is fundamentally a local industry in which both patients and residents and the referral sources for them are based in the immediate local geographic area of the facility.

        Promote an Internally-Developed Marketing Program.    We focus on the identification and provision of services needed by the community. We assist each facility administrator in analysis of local demographics and competition with a view toward complementary service development. Our belief is that this locally based marketing approach, coupled with strong corporate monitoring and support, provides an advantage over regional competitors.

        Operate the Facility Based Management Model.    We hire an administrator/manager and director of nursing for each of our skilled nursing facilities and provide them with autonomy, responsibility and accountability. We believe this allows us to attract and retain higher quality administrators and directors of nursing. This leadership team manages the day-to-day operations of each facility, including oversight of the quality of care, delivery of resident services, and monitoring of the financial performance and marketing functions. We actively recruit personnel to maintain adequate staffing levels at our existing facilities and provide financial and budgeting assistance for our administrators, directors of nursing and department managers.

Acquisitions and Dispositions

        We have embarked on a strategy to grow our business through acquisitions and leases of senior care facilities and businesses providing services to those facilities. During 2012, we acquired twelve facilities (eleven skilled nursing facilities and one assisted living facility), bringing our then total bed count to 4,996 at December 31, 2012. During 2011, we acquired eleven facilities (ten skilled nursing facilities and one assisted living facility), bringing our then total bed count to 3,603 at December 31, 2011.

        As part of our strategy to focus on the growth of skilled nursing facilities, we decided in the fourth quarter of 2011 to exit the home health business. In the fourth quarter of 2012, we continued this strategy and entered into an agreement to sell six assisted living facilities located in Ohio. We also entered into a sublease arrangement in the fourth quarter of 2012 to exit the operations of a skilled nursing facility in Jeffersonville, Georgia. The results of operations and cash flows for the home health business, the six Ohio assisted living facilities and the Jeffersonville, Georgia skilled nursing facility are reported as discontinued operations in our unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, and our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, which reports are incorporated by reference into this prospectus.

Recent Developments

Reincorporation

        At our 2013 Annual Meeting of Shareholders to be held in December 2013 (the "Annual Meeting"), we intend to ask our shareholders to approve a proposal to reincorporate the Company from the State of Ohio to the State of Georgia (the "Reincorporation"). In this prospectus, we refer to the Company (an Ohio corporation) before the Reincorporation as "AdCare Ohio" and the Company (a Georgia corporation) after the Reincorporation as "AdCare Georgia."

        If the Reincorporation is approved and becomes effective, then:

  •
  the affairs of the Company will cease to be governed by Ohio law, the affairs of the Company will become subject to Georgia law, and the Company's current Articles of Incorporation (our "Charter") and current Code of Regulations (our "Bylaws") under Ohio law will be replaced by new Articles of Incorporation and new Bylaws under Georgia law;

  •
  AdCare Georgia will: (i) be deemed to be the same entity as AdCare Ohio for all purposes under the laws of Georgia, (ii) continue to have all of the rights, privileges, immunities, franchises and powers of AdCare Ohio, except for such changes that result from being subject to Georgia law and becoming subject to new Articles of Incorporation and new Bylaws (under Georgia law), (iii) continue to possess all of the properties of AdCare Ohio, and (iv) continue to have all of the liabilities and obligations of AdCare Ohio;

  •
  each share of AdCare Ohio common stock and AdCare Ohio Series A Preferred Stock outstanding at the effective time of the Reincorporation (including each share of Series A Preferred Stock offered and sold in this offering) will continue to be an outstanding share of AdCare Georgia common stock and AdCare Georgia Series A Preferred Stock, respectively, after the Reincorporation;

  •
  each option, warrant or other right to acquire shares of AdCare Ohio common stock outstanding (including the convertible promissory notes issued by AdCare Ohio) will continue to be, after the Reincorporation, an outstanding option, warrant or other right to acquire shares of AdCare Georgia common stock;

  •
  each employee benefit plan, incentive compensation plan or other similar plan of AdCare Ohio will continue to be, after the Reincorporation, an employee benefit plan, incentive compensation plan or other similar plan of AdCare Georgia; and

  •
  each director or officer of AdCare Ohio will continue to hold, after the Reincorporation, his or her respective office with AdCare Georgia until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

        The Reincorporation is not expected to affect any of AdCare Ohio's material contracts with any third parties, and AdCare Ohio's rights and obligations under such material contracts will continue as rights and obligations of AdCare Georgia. The Reincorporation itself will not result in any change in the Company's business, jobs, management, number of employees, assets, liabilities or net worth (other than transaction costs incident to the Reincorporation).

        The Articles of Incorporation (the "Georgia Articles") and the Bylaws (the "Georgia Bylaws") of AdCare Georgia in effect after the Reincorporation will be substantially similar to our Charter and our Bylaws in effect before the Reincorporation, except for changes necessary to conform to Georgia law and the following:

  •
  The Georgia Articles will permit us to issue 26,000,000 additional shares of common stock and 4,000,000 additional shares of preferred stock; and

  •
  The Georgia Bylaws will permit, subject to Georgia law and the Georgia Articles, both our Board of Directors and shareholders to amend or repeal the Georgia Bylaws or adopt new bylaws. The Georgia Articles will expressly authorize our Board of Directors to amend or repeal the Georgia Bylaws, or adopt new bylaws, except as prohibited by Georgia law.

        As discussed above, each share of AdCare Ohio Series A Preferred Stock outstanding at the effective time of the Reincorporation (including each share of Series A Preferred Stock offered and sold in this offering) shall be converted into a share of AdCare Georgia Series A Preferred Stock. The shares of AdCare Georgia Series A Preferred Stock resulting from the Reincorporation will have the express terms set forth in the Georgia Articles, which express terms will be identical in all material respects to the express terms of the AdCare Ohio Series A Preferred Stock set forth in our Charter and described under "Description of the Series A Preferred Stock."

        The Reincorporation will not affect the trading of the shares of the common stock or the Series A Preferred Stock, which will continue to trade after the Reincorporation on the NYSE MKT under the same symbols, "ADK" and "ADK.PRA", respectively. After the Reincorporation: (i) we will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC; (ii) shareholders who own shares of AdCare Ohio common stock and AdCare Ohio Series A Preferred Stock (including shares of Series A Preferred Stock offered and sold in this offering) that are freely tradable prior to the Reincorporation will continue to have freely tradable shares in AdCare Georgia after the Reincorporation; and (iii) shareholders holding restricted shares of AdCare Ohio common stock or AdCare Ohio Series A Preferred Stock prior to the Reincorporation will continue to hold such shares in AdCare Georgia after the Reincorporation subject to the same restrictions on transfer.

        The holders of the Ohio Series Preferred Stock (including the shares of Series A Preferred Stock offered and sold in this offering) will not be entitled to vote on the Reincorporation proposal at the Annual Meeting.

Material United States Federal Income Tax Consequences of the Reincorporation

        The following is a discussion of the material United States federal income tax consequences of the Reincorporation that are generally applicable to holders of shares of the common stock and Series A

Preferred Stock. The discussion does not address all federal income tax consequences that may be important to particular holders of shares of the common stock and Series A Preferred Stock in light of their individual circumstances or who are subject to special treatment under federal income tax laws (such as shareholders who are dealers in securities, banks, insurance companies, regulated investment companies, tax-exempt entities, foreign persons and shareholders that acquired their shares in connection with a stock option plan or other compensatory transaction). This discussion is based on the provisions of United States federal income tax law as of the date hereof, which are subject to change, potentially with retroactive effect, and does not address any foreign, state or local tax consequences of the Reincorporation.

        The Company intends that the Reorganization of the Company from Ohio to Georgia will qualify as a tax-free "reorganization" described in Section 368(a)(1)(F) of the Internal Revenue Code. Assuming that the Reincorporation will qualify as a reorganization, then, provided that the shares of AdCare Ohio common stock or Series A Preferred Stock are held as capital assets on the date of the Reincorporation: (i) no gain or loss will be recognized by the Company as a result of the Reincorporation; (ii) no gain or loss will be recognized by the holders of shares of AdCare Ohio common stock or Series A Preferred Stock as a result of the Reincorporation; (iii) the aggregate tax basis of AdCare Georgia common stock or Series A Preferred Stock received by a shareholder of the Company will be the same as the shareholder's basis of the shares of AdCare Ohio common stock or Series A Preferred Stock converted therefor; and (iv) a shareholder's holding period for the shares of AdCare Georgia common stock or Series A Preferred Stock received by a shareholder of the Company will include the holding period of the shares of AdCare Ohio common stock or Series A Preferred Stock converted therefor.

        The Company has not requested a ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of the Reincorporation. The Company's view regarding the federal income tax consequences of the Reincorporation is not binding on the Internal Revenue Service or the courts. Accordingly, shareholders should consult their own tax advisors with respect to all of the potential tax consequences of the Reincorporation.

Corporate Information

        Our principal executive offices are located at 1145 Hembree Road, Roswell, Georgia 30076, and our telephone number is (678) 869-5116. We maintain an Internet website at www.adcarehealth.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

THE OFFERING

        The following summary contains basic terms about this offering and the Series A Preferred Stock and is not intended to be complete. It may not contain all of the information that is important to you. For a more complete description of the terms of the Series A Preferred Stock, see "Description of the Series A Preferred Stock."

Issuer	AdCare Health Systems, Inc.
Securities Offered	500,000 shares of our 10.875% Series A Cumulative Redeemable Preferred Stock.
Public Offering Price	$ per share of Series A Preferred Stock.
Best Efforts

We have agreed to issue and sell the shares offered hereby to the public through the underwriters, and the underwriters have agreed to offer and sell such shares, on a best efforts basis. The underwriters are not required to sell any specific number or dollar amount of the shares offered hereby, but will use their best efforts to sell such shares. See "Underwriting."

Dividends

Holders of the Series A Preferred Stock are entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10.875% per annum of the $25.00 per share liquidation preference, equivalent to $2.7187 per annum per share. Dividends on the Series A Preferred Stock accrue daily and are cumulative from, but excluding, the date of original issuance and are payable quarterly in arrears on or about the last calendar day of each March, June, September and December (each, a "dividend payment date"), provided that if any dividend payment date is not a business day, then the dividend which would have been payable on that dividend payment date will be paid on the next succeeding business day. The first dividend payable on the Series A Preferred Stock offered in this offering will reflect dividends accrued from, but excluding, the date of original issuance and will be paid on the next dividend payment date to the persons who are the holders of record of the Series A Preferred Stock at the close of business on the corresponding record date.

Under certain conditions relating to our non-payment of dividends on the Series A Preferred Stock, or if the Series A Preferred Stock is no longer listed on the New York Stock Exchange, the NYSE MKT or The NASDAQ Global, Global Select or Capital Market or any comparable national securities exchange or securities market (each, a "national exchange") for at least 180 consecutive days, the dividend rate on the Series A Preferred Stock will increase to 12.875% per annum (the "Penalty Rate").

Penalties as a Result of Failure to Pay Dividends

If, at any time, there is a dividend default because cash dividends on the outstanding Series A Preferred Stock are accrued but not paid in full for any four consecutive or non-consecutive quarterly periods (a "Dividend Default"), then, until we have paid all accumulated and unpaid dividends on the shares of the Series A Preferred Stock in full: (i) the annual dividend rate on the Series A Preferred Stock will be increased to the Penalty Rate commencing on the first day after the missed fourth quarterly payment; and (ii) the holders of the Series A Preferred Stock will have the voting rights described under "Description of the Series A Preferred Stock—Voting Rights." Once we have paid all accumulated and unpaid dividends in full and have paid cash dividends at the Penalty Rate in full for an additional two consecutive quarters the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable unless we again fail to pay a quarterly dividend during any future quarter.

Penalties as a Result of Failure to Maintain a Listing on a National Exchange

If we fail for 180 or more consecutive days to maintain a listing of the Series A Preferred Stock on a national exchange (a "Delisting Event"), then: (i) the annual dividend rate on the Series A Preferred Stock will be increased to the Penalty Rate on the 181st day; and (ii) the holders of the Series A Preferred Stock will have the voting rights described under "Description of the Series A Preferred Stock—Voting Rights." Such increased dividend rate and voting rights will continue for so long the Series A Preferred Stock is not listed on a national exchange.

Special Redemption Upon Change of Control

Following a "Change of Control" of us by a person or entity, we (or the acquiring entity) will be required to redeem the Series A Preferred Stock, in whole but not in part, within 120 days after the date on which the Change of Control has occurred for cash, at the price of $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

A "Change of Control" is deemed to occur when the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any acquisition described in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a national exchange.

Optional Redemption

We may not redeem the Series A Preferred Stock prior to December 1, 2017, except we are required to redeem the Series A Preferred Stock following a Change of Control. On and after December 1, 2017, we may redeem the Series A Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

Ranking

The Series A Preferred Stock ranks: (i) senior to the common stock and any other shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks junior to the Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up ("junior shares"); (ii) equal to any shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks on parity with the Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up ("parity shares"); (iii) junior to all other shares of stock issued by us, the terms of which specifically provide that such stock ranks senior to the Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock) ("senior shares"); and (iv) junior to all our existing and future indebtedness.

Liquidation Preference

If we liquidate, dissolve or wind up our operations, then the holders of the Series A Preferred Stock have the right to receive $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to, but excluding, the date of payment, before any payments are made to the holders of the common stock and any other junior shares, if any. The rights of the holders of the Series A Preferred Stock to receive the liquidation preference will be subject to the proportionate rights of holders of each other future series or class of parity shares and subordinate to the rights of senior shares.

Voting Rights

Holders of Series A Preferred Stock generally have no voting rights, except as otherwise required by law. However, if a Dividend Default or Delisting Event occurs, then the holders of the Series A Preferred Stock (voting together as a class with the holders of all other classes or series of our stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until a "Correction Event" occurs as described in "Description of the Series A Preferred Stock—Voting Rights." In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock is required for us to authorize or issue any class or series of senior shares, to amend any provisions of our Charter, so as to materially and adversely affect any rights of the Series A Preferred Stock or to take certain other actions. See "Description of the Series A Preferred Stock—Voting Rights."

No Maturity

The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, except following a Change of Control. Accordingly, absent a Change of Control, the shares of Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them. See "Description of the Series A Preferred Stock—Redemption."

No Conversion	The Series A Preferred Stock is not, pursuant to its terms, convertible into or exchangeable for any other securities or property.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to: (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required); and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock, subject to certain exceptions described in this prospectus. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a "non-accelerated filer" within the meaning of the Exchange Act.

Listing

The Series A Preferred Stock is listed on the NYSE MKT under the symbol "ADK.PRA," and we intend to apply to list on the NYSE MKT under the same symbol the shares of Series A Preferred Stock offered in this offering. We anticipate that such shares will be approved for listing subject to issuance.

Material U.S. Federal Income Tax Considerations

For a discussion of the material federal income tax consequences of purchasing, owning and disposing of the Series A Preferred Stock, see "Material U.S. Federal Income Tax Considerations." You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Series A Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book-Entry and Form

The Series A Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company & Clearing Corporation, except under limited circumstances.

Use of Proceeds	We plan to use the net proceeds from this offering for the repayment of certain debt and general corporate purposes. See "Use of Proceeds."

Risk Factors

Investing in shares of the Series A Preferred Stock involves certain risks. We urge you to carefully read "Risk Factors" beginning on page 13 of this prospectus and all information included or incorporated by reference into this prospectus in its entirety before you decide whether to purchase shares of the Series A Preferred Stock.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013. The risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, results of operations or financial condition. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference into this prospectus actually occurs, then our business, results of operations and financial condition could be adversely affected in a material way. This could cause the market price of the Series A Preferred Stock to decline, perhaps significantly, and you may lose part or all of your investment.

We could be prevented from paying dividends on the Series A Preferred Stock.

        We are a holding company, and we have no significant operations. We rely primarily on dividends and other distributions from our subsidiaries to us so we may, among other things, pay dividends on the Series A Preferred Stock, if and to the extent declared by our Board of Directors. The ability of our subsidiaries to pay dividends and other distributions to us depends on their earnings and is restricted by the terms of certain agreements governing their indebtedness. If our subsidiaries are in default under such agreements, then they may not pay dividends or other distributions to us.

        Although dividends on the Series A Preferred Stock are cumulative and arrearages will accrue until paid, you will only receive cash dividends on the Series A Preferred Stock if we have funds legally available for the payment of dividends and such payment is not restricted or prohibited by law, the terms of any senior shares or any documents governing our indebtedness. One of our mortgage loans prohibits the payment of dividends on our stock if we fail to comply with certain financial covenants or if a default or event of default under the loan has occurred. Another one of our mortgage loans requires the consent of the lender and the guarantor prior to the payment of dividends on our stock. As a result, we could become unable, on a temporary or permanent basis, to pay dividends on the shares of Series A Preferred Stock. In addition, future debt, contractual covenants or arrangements we or our subsidiaries enter into may restrict or prevent future dividend payments. Accordingly, there is no guarantee that we will be able to pay any cash dividends on the Series A Preferred Stock.

The Series A Preferred Stock has not been rated and will be subordinated to all of our existing and future debt.

        The Series A Preferred Stock has not been rated by any nationally recognized statistical rating organization. In addition, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, the Series A Preferred Stock will be subordinated to all of our existing and future debt, all of our senior shares and all future capital stock designated as senior to the Series A Preferred Stock. As of June 30, 2013, our total indebtedness was approximately $164.4 million. We may also incur additional indebtedness in the future to finance potential acquisitions or other activities, and the terms of the Series A Preferred Stock do not require us to obtain the approval of the holders of the Series A Preferred Stock prior to incurring additional indebtedness. As a result, our existing and future indebtedness may be subject to restrictive covenants or other provisions that may prevent or otherwise limit our ability to make dividend or liquidation payments on the Series A Preferred Stock. Upon our liquidation, our obligations to our creditors would rank senior to the Series A Preferred Stock and would be required to be paid before any payments could be made to holders of the Series A Preferred Stock.

We or our successor may not have sufficient funds available to redeem the Series A Preferred Stock following a Change of Control.

        Under the terms of the Series A Preferred Stock, within 120 days after the date on which a Change of Control has occurred we (or the acquiring entity) are required to redeem all of the Series A Preferred Stock for cash at a specified redemption price, plus accrued and unpaid dividends, up to the redemption date. See "Description of the Series A Preferred Stock—Redemption—Special Redemption Upon Change of Control."

        If we do not have sufficient funding for such redemption or if we or our successor is contractually restricted from redeeming the Series A Preferred Stock, the redemption will not occur, and holders of Series A Preferred Stock will be required to seek legal recourse to obtain such redemption.

Future offerings of preferred stock may adversely affect the value of the Series A Preferred Stock.

        Our Charter currently authorizes us to issue up to 1,000,000 shares of preferred stock in one or more series on terms that may be determined at the time of issuance by our Board of Directors, of which 950,000 shares have been designated by our Board of Directors as Series A Preferred Stock. As of the date of this prospectus, there are 450,000 shares of Series A Preferred Stock issued and outstanding. In addition, if the Reincorporation is approved at the Annual Meeting and becomes effective, then we will be authorized to issue an additional 4,000,000 shares of preferred stock.

        We may issue additional shares of Series A Preferred Stock and other classes of preferred shares that would rank on parity with, or, with the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, senior to, the Series A Preferred Stock as to dividend rights or rights upon liquidation, winding up or dissolution. The creation and subsequent issuance of additional classes of preferred shares on parity with or, with the consent of the holders of the Series A Preferred Stock, senior to the Series A Preferred Stock, would dilute the interests of the holders of Series A Preferred Stock and any issuance of preferred stock that is senior to the Series A Preferred Stock could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock.

The market price of the Series A Preferred Stock could be substantially affected by various factors.

        The market price of the Series A Preferred Stock has fluctuated and could fluctuate significantly in the future as a result of various factors and events, many of which are beyond our control. These factors may include:

  •
  prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Stock;

  •
  trading prices of preferred equity securities issued by other companies in the industry;

  •
  the annual yield from distributions on the Series A Preferred Stock as compared to yields on other financial instruments;

  •
  variations in our operating results;

  •
  changes in our financial condition, performance and prospects;

  •
  changes in general economic and market conditions;

  •
  the departure of any of our key executive officers or directors;

  •
  announcements by us or our competitors of significant acquisitions, strategic partnerships or transactions;

  •
  press releases or negative publicity relating to us or our competitors or relating to trends in healthcare;

  •
  government action or regulation, including changes in federal, state and local healthcare regulations to which we are subject;

  •
  the level and quality of securities analysts' coverage of our stock;

  •
  changes in financial estimates or recommendations by securities analysts with respect to us or our competitors; and

  •
  our issuance of additional preferred equity or debt securities.

        Furthermore, the stock market in recent years has experienced sweeping price and volume fluctuations that often have been unrelated to the operating performance of affected companies. These market fluctuations may also cause the price of the Series A Preferred Stock to decline.

        In the event of fluctuations in the price of the Series A Preferred Stock, shareholders may be unable to resell shares of the Series A Preferred Stock at or above the price at which they purchased such shares. Additionally, due to fluctuations in the market price of the Series A Preferred Stock, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.

Holders of Series A Preferred Stock have extremely limited voting rights.

        Except as expressly stated in the certificate of amendment to our Charter with respect to the Series A Preferred Stock, as a holder of Series A Preferred Stock, you will not have any relative, participating, optional or other special voting rights and powers and your approval will not be required for the taking of any corporate action other than as provided in the certificate of amendment. For example, your approval would not be required for any merger or consolidation in which we are involved or sale of all or substantially all of our assets except to the extent that such transaction materially adversely changes the express powers, preferences, rights or privileges of the holders of Series A Preferred Stock. See "Description of the Series A Preferred Stock—Voting Rights."

The Series A Preferred Stock is a relatively new issue of securities and has only a limited trading market, which may negatively affect its value and your ability to transfer and sell your shares.

        The Series A Preferred Stock is a relatively new issue of securities with only a limited trading market. An active trading market on the NYSE MKT for the Series A Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The liquidity of any market for the Series A Preferred Stock will depend on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Series A Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series A Preferred Stock. As a result, the ability to transfer or sell the Series A Preferred Stock could be adversely affected.

The Series A Preferred Stock is not convertible, and investors will not realize a corresponding upside if the price of the common stock increases.

        The Series A Preferred Stock is not convertible into the common stock and earns dividends at a fixed rate. Accordingly, the market value of the Series A Preferred Stock may depend on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution satisfy the liquidation preference with respect to, the Series A Preferred Stock.

In preparing our consolidated financial statements for recent periods, our management determined that our disclosure controls and procedures and internal control over financial reporting were ineffective. If they continue to be ineffective, then it could result in material misstatements in our financial statements, among other things.

        As of December 31, 2012, our management determined that our disclosure controls and procedures and internal control over financial reporting were ineffective due to material weaknesses in our ability to appropriately account for complex or non-routine transactions and in the quality and sufficiency of our financial and accounting resources. Our management has also determined that our disclosure controls and procedures were not effective as of June 30, 2013.

        We have implemented, or plan to implement, remedial measures designed to address the ineffectiveness of our disclosure controls and procedures and internal control over financial reporting. If these remedial measures are insufficient to address the ineffectiveness of our disclosure controls and procedures and internal control over financial reporting, or if material weaknesses in our internal control over financial reporting are discovered or occur in the future, then we may fail to meet our future SEC reporting obligations on a timely basis, our consolidated financial statements may contain material misstatements, we could be required to restate our prior period financial results, our operating results may be harmed, we may be subject to class action litigation, and the common stock and Series A Preferred Stock could be removed from listing on the NYSE MKT. Any failure to address the ineffectiveness of our disclosure controls and procedures could also adversely affect the results of the periodic management evaluations regarding the effectiveness of our internal control over financial reporting and our disclosure controls and procedures that are required to be included in our SEC filings. Internal control deficiencies and ineffective disclosure controls and procedures could also cause investors to lose confidence in us and our reported financial information and, therefore, could adversely impact our ability to borrow money and readily access the capital markets to obtain required liquidity.

        We give no assurance that the measures we have taken, or plan to take in the future, will remediate the ineffectiveness of our disclosure controls and procedures or that any material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or adequate disclosure controls and procedures. In addition, even if we are successful in strengthening our controls and procedures and internal control over financial reporting, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.

We will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use such net proceeds.

        We intend to use the net proceeds from this offering to repay certain convertible promissory notes issued by us in October 2010, which accrue interest at the rate of 10% per year and mature on October 26, 2013 (the "2013 Convertible Promissory Notes"). We intend to use the net proceeds from this offering which remain after the repayment of the 2013 Convertible Promissory Notes, if any, for general corporate purposes, which may include the repayment of other debt or the funding of potential acquisitions. If we obtain certain waivers with respect to the 2013 Convertible Promissory Notes as discussed in "Use of Proceeds," then we intend on using the net proceeds from this offering for general corporate purposes, which may include the repayment of the 2013 Convertible Promissory Notes, the repayment of other debt or the funding of potential acquisitions.

        Accordingly, we will have broad discretion as to the use of the net proceeds from this offering and could use such net proceeds for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of such net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether such net proceeds are being used appropriately. It is possible that such net proceeds will be invested in a way that does not yield a favorable, or any, return for AdCare. See "Use of Proceeds."

You may be required to use other sources of funds to pay income taxes in respect of dividends deemed to be received on the Series A Preferred Stock in certain circumstances.

        We plan to take the position that there is no accrual of income associated with the potential redemption premium payable in connection with a Change of Control, as described in this prospectus, or as a result of the issuance of the Series A Preferred Stock pursuant to this prospectus at a price less than the redemption price. However, if the Internal Revenue Service disagrees with our position, you may be required to report as income the deemed distribution to you of a portion of the redemption premium, irrespective of whether it is paid by us.

        For additional information concerning these matters, see "Material U.S. Federal Income Tax Considerations."

Holders of the Series A Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to "qualified dividend income."

        Distributions paid to corporate U.S. holders of the Series A Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series A Preferred Stock may be subject to tax at the preferential tax rates applicable to "qualified dividend income," if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to "qualified dividend income." If any distributions on the Series A Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to "qualified dividend income" because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series A Preferred Stock might decline.

        For additional information concerning these matters, see "Material U.S. Federal Income Tax Considerations."

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus and the information incorporated by reference into this prospectus, or in other written or oral statements made by us, other than statements of historical fact, are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to matters such as our industry, business and acquisition strategies, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We have used the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases to identify forward-looking statements.

        Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, results of operations and financial condition.

        Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, the following:

  •
  the impact of regulatory and licensing changes in the healthcare industry;

  •
  changes in the healthcare industry due to economic and political influences;

  •
  delays in reimbursement, or changes to reimbursement levels, under current Medicaid and Medicare programs;

  •
  changes to our mix of payment sources among our current and future patients;

  •
  our ability to obtain financing in the future in order to fund acquisitions;

  •
  our ability to complete and successfully integrate future facility or business acquisitions;

  •
  our ability to compete in a competitive industry;

  •
  our ability to retain and replace qualified nurses, health care professionals and other key personnel;

  •
  litigation risks;

  •
  environmental compliance costs and liabilities associated with our facilities;

  •
  the potential for us to experience additional operating losses;

  •
  our need to make capital expenditures to maintain and improve our facilities;

  •
  the potential for increased interest costs on our existing and future debt; and

  •
  the other factors discussed in our filings with the SEC.

        Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward looking statements. We do not intend to update these statements unless we are required by the securities laws to do so.

 USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of the 500,000 shares of Series A Preferred Stock offered in this offering, after deducting underwriting discounts and commissions and other offering expenses payable by us, will be approximately $         million.

        We intend to use the net proceeds from this offering to repay certain convertible promissory notes issued by us in October 2010, which accrue interest at the rate of 10% per year and mature on October 26, 2013. As of the date of this prospectus, the aggregate principal amount of the 2013 Convertible Promissory Notes was approximately $7.9 million. If we fail to repay the 2013 Convertible Promissory Notes by the maturity date: (i) interest will accrue on the outstanding principal at a penalty interest rate of 18% per year; (ii) additional late charges of 10% per year will accrue on the amounts due in respect of the 2013 Convertible Promissory Notes until such time as they are repaid; and (iii) under certain circumstances, we will be required to redeem the 2013 Convertible Promissory Notes at a redemption rate equal to 125% of the outstanding principal, interest and late charges. We intend to use the net proceeds from this offering which remain after the repayment of the 2013 Convertible Promissory Notes, if any, for general corporate purposes, which may include the repayment of other debt or the funding of potential acquisitions.

        We are currently negotiating with certain holders of the 2013 Convertible Promissory Notes to obtain waivers and forbearances (the "Waivers") that would, in effect, extend the maturity date of the 2013 Convertible Promissory Notes, but we expect that we may be required to agree to an increased interest rate or offer other financial inducements in order to secure any such Waivers. We will, however, seek to include in such Waivers the right to prepay the 2013 Convertible Promissory Notes, without penalty or premium, prior to the extended maturity under certain circumstances.

        If we are successful in negotiating and obtaining the Waivers, then we intend on using the net proceeds from this offering for general corporate purposes, which may include the repayment of the 2013 Convertible Promissory Notes, the repayment of other debt or the funding of potential acquisitions.

 CAPITALIZATION

        Set forth below is our capitalization as of June 30, 2013, on an actual basis and as adjusted to reflect: (i) the issuance of 500,000 shares of Series A Preferred Stock offered by this prospectus, assuming net proceeds of this offering of approximately $         million, after deducting underwriting discounts and commissions and other offering expenses payable by us; (ii) the repayment of the 2013 Convertible Promissory Notes, assuming no Waivers are obtained and no event of default under the 2013 Convertible Promissory Notes has occurred; and (iii) the conversion into common stock of 2013 Convertible Promissory Notes with an aggregate principal amount of $3,450,000, which occurred subsequent to June 30, 2013.

        The information below should be read in conjunction with: (i) "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013; and (ii) "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, which reports are incorporated by reference into this prospectus.

	As of June 30, 2013 (unaudited)
(in thousands, except per share data)	Actual	As Adjusted
Cash and cash equivalents	$10,222	$
Convertible debt	23,036		11,959
Non-convertible debt	141,374		141,374
Total debt (including current portion)	164,410		153,333
Preferred stock, no par value; 1,000,000 shares authorized; 450,000 shares issued or outstanding	9,159
Stockholders' equity:
Common stock and additional paid-in capital, no par value; 29,000,000 shares authorized; 14,788,288 and 15,721,575 shares issued and outstanding, respectively(1)	42,774		46,780
Accumulated deficit	(35,627)		(35,627)
Total stockholders' equity	7,147		11,153
Non-controlling interests in subsidiaries	(1,271)		(1,271)

Total equity	5,876		9,882

Total capitalization	$189,667	$

(1)
The As Adjusted number of shares of common stock outstanding is based on 14,788,288 shares of common stock outstanding as of June 30, 2013, plus 933,287 shares of common stock issued subsequent to June 30, 2013, upon conversion of 2013 Convertible Promissory Notes with an aggregate principal amount of $3,450,000. The Actual and As Adjusted number of shares of common stock outstanding excludes: (i) 1,479,778 shares of common stock issuable upon exercise of outstanding options, with a current weighted-average exercise price of $4.68 per share; (ii) 3,779,715 shares of common stock issuable upon exercise of outstanding warrants, with a current weighted-average exercise price of $3.47 per share; (iii) 3,651,636 shares of common stock issuable upon conversion of the 2013 Convertible Promissory Notes, with a current conversion price of $3.73 per share; (iv) 1,112,358 shares of common stock issuable upon conversion of our 10% convertible promissory notes, with a current conversion price of $4.80 per share; (v) 2,267,003 shares of common stock issuable upon conversion of our 8% convertible promissory notes, with a current conversion price of $3.97 per share; and (vi) 620,222 shares of common stock reserved for issuance under our existing equity incentive plans.

 MARKET PRICE OF AND DIVIDENDS ON THE SERIES A PREFERRED STOCK

        The Series A Preferred Stock is listed on the NYSE MKT under the symbol "ADK.PRA."

        The following table sets forth the high and low sales prices per share of the Series A Preferred Stock on the NYSE MKT, and the quarterly cash dividends per share of Series A Preferred Stock declared, in each case for the periods indicated.

	High		Low		Dividends
2013
First Quarter		$29.00		$25.37		$0.68
Second Quarter		$30.05		$26.29		$0.68
Third Quarter		$30.46		$27.07		$—
Fourth Quarter (through October , 2013)	$		$		$
2012
Fourth Quarter (beginning November 15, 2012)*		$27.76		$22.75		$0.3474

*
The Series A Preferred Stock commenced trading on the NYSE MKT on November 15, 2012.

        On October 22, 2013, the last closing sale price reported on the NYSE MKT for the Series A Preferred Stock was $27.00 per share.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

        The following is a summary of certain terms of the Series A Preferred Stock. This summary does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to, the relevant provisions of our Charter and Bylaws, and Ohio law. Our Charter and Bylaws are exhibits to the registration statement of which this prospectus forms a part, and copies are available from us upon request.

General

        Pursuant to our Charter, we are currently authorized to designate and issue up to 1,000,000 shares of preferred stock, no par value per share, in one or more classes or series and, subject to the limitations prescribed by our Charter and Ohio law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our Board of Directors may determine, without any vote or action by our shareholders. As of the date of this prospectus, 950,000 shares of preferred stock have been designated as Series A Preferred Stock, of which 450,000 shares are issued and outstanding.

        The Series A Preferred Stock is listed on the NYSE MKT under the symbol "ADK.PRA," and we intend to apply to list on the NYSE MKT under the same symbol the shares of Series A Preferred Stock offered in this offering. We anticipate that such shares will be approved for listing subject to issuance, will have the same CUSIP number as the currently outstanding shares of Series A Preferred Stock and will trade interchangeably with the currently outstanding shares of Series A Preferred Stock.

        The transfer agent, registrar and dividend disbursing agent for the Series A Preferred Stock is Continental Stock Transfer & Trust Company.

Maturity

        The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, except following a Change of Control. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them as described under "Description of Series A Preferred Stock—Redemption—General" or we are required to redeem them following a Change of Control as described under "Description of the Series A Preferred Stock—Redemption—Special Redemption Upon a Change of Control." We are not required to set aside funds to redeem the Series A Preferred Stock.

Ranking

        The Series A Preferred Stock ranks: (i) senior to the common stock and any other shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks junior to the Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, which we refer to as "junior shares"; (ii) equal to any shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks on parity with such Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, which we refer to as "parity shares"; (iii) junior to all other shares of stock issued by us, the terms of which specifically provide that such stock ranks senior to the Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock), which we refer to as "senior shares"; and (iv) junior to all our existing and future indebtedness.

Dividends

        Holders of the Series A Preferred Stock are entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10.875% per annum of the $25.00 per share liquidation preference, equivalent to $2.7187 per annum per share.

        Dividends on the Series A Preferred Stock accrue daily and are cumulative from, but excluding, the date of original issuance and are payable quarterly in arrears on or about last calendar day of each March, June, September and December (each of which we refer to as a "dividend payment date"), provided that if any dividend payment date is not a business day, then the dividend which would have been payable on that dividend payment date will be paid on the next succeeding business day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Dividends payable on the shares of Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We pay dividends to holders of record as they appear in our stock records at the close of business on the applicable dividend record date, which is the tenth day preceding the applicable dividend payment date, or such other date we establish no less than ten days and no more than 30 days preceding the dividend payment date (the "dividend record date").

        We will not declare or pay or set aside for payment any dividend on the shares of Series A Preferred Stock if the terms of any of our agreements or senior shares, including agreements relating to our indebtedness, prohibit that declaration, payment or setting aside of funds or provide that the declaration, payment or setting aside of funds is a breach of or a default under that agreement, or if the declaration, payment or setting aside of funds is restricted or prohibited by law. One of our mortgage loans prohibits the payment of dividends on our stock (including the Series A Preferred Stock) if we fail to comply with certain financial covenants or if a default or event of default under the loan has occurred. Another one of our mortgage loans requires the consent of the lender and the guarantor prior to the payment of dividends on our stock (including the Series A Preferred Stock). In addition, future debt, contractual covenants or arrangements we enter into may restrict or prevent future dividend payments.

        Notwithstanding the foregoing, however, dividends on the shares of Series A Preferred Stock will accrue regardless of whether: (i) the terms of our senior shares or our agreements, including our existing or future indebtedness, at any time prohibit the current payment of dividends; (ii) we have earnings; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are declared by our Board of Directors. Except as otherwise provided, accrued but unpaid distributions on the shares of Series A Preferred Stock will not bear interest, and holders of the shares of Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions as described above. All dividends on the shares of Series A Preferred Stock will be credited to the previously accrued dividends on the shares of Series A Preferred Stock. We will credit any dividends paid on the shares of Series A Preferred Stock first to the earliest accrued and unpaid dividend due.

        The payment of dividends on the common stock and preferred stock, including the Series A Preferred Stock, will be at the discretion of our Board of Directors and will depend on, among other things, the earnings and results of operations of our subsidiaries, their ability to pay dividends and other distributions to us under agreements governing their indebtedness, our financial condition and capital requirements, any debt service requirements and any other factors our Board of Directors deems relevant. Our subsidiaries may not pay dividends or other distributions to us under certain agreements governing their indebtedness if they are in default or breach of such agreements. Accordingly, we do not guarantee that we will be able to make cash dividends on our preferred stock, including the Series A Preferred Stock, or what the actual dividends will be for any future period.

        Unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of the common stock or in shares of any series of our preferred stock that we may issue which are junior shares) shall be declared or paid or set aside for payment upon shares of the common stock, junior shares or parity shares. Nor shall any other distribution be declared or made upon shares of the common stock, junior shares or parity shares. In addition, any shares of the common stock, junior shares or parity shares shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except as mandatorily required by the terms of such equity security or by conversion into or exchange for shares of our other capital stock that we may issue which are junior shares).

        When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and parity shares, all dividends declared upon the Series A Preferred Stock and parity shares shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other parity shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of the preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

        Failure to Make Dividend Payments.    If we have committed a Dividend Default by failing to pay the accrued cash dividends on the outstanding Series A Preferred Stock in full for any four consecutive or non-consecutive quarterly periods, then until we have paid all accrued dividends on the shares of the Series A Preferred Stock for all dividend periods up to, and including, the dividend payment date on which the accumulated and unpaid dividends are paid in full: (i) the annual dividend rate on the Series A Preferred Stock will be increased to 12.875% per annum, which we refer to as the "Penalty Rate," commencing on the first day after the missed fourth quarterly payment; and (iii) the holders of the Series A Preferred Stock will have the voting rights described under "Description of the Series A Preferred Stock—Voting Rights." Once we have paid all accumulated and unpaid dividends in full and have paid cash dividends at the Penalty Rate in full for an additional two consecutive quarters (or declared such dividends provided that a sum sufficient for the payment thereof is set aside for such payment), the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable, unless we again fail to pay any quarterly dividend for any future quarter.

        Failure to Maintain a Listing on a National Exchange.    If a Delisting Event occurs because we fail for 180 or more consecutive days to maintain the listing of the Series A Preferred Stock on a national exchange, then: (i) the annual dividend rate on the Series A Preferred Stock will be increased to the Penalty Rate commencing on the 181st day; and (ii) the holders of the Series A Preferred Stock will have the voting rights described under "Description of the Series A Preferred Stock—Voting Rights." When the Series A Preferred Stock is once again listed on a national exchange, the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable, unless the Series A Preferred Stock is again no longer listed on a national exchange.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of junior shares in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of Series A Preferred Stock are entitled to receive out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, or $25.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to, but excluding, the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Stock and the corresponding amounts payable on all senior shares and parity shares, then after payment of the liquidating distribution on all outstanding senior shares, the holders of the Series A Preferred Stock and all other such classes or series of parity shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of us.

        The certificate of amendment to our Charter with respect to the Series A Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series A Preferred Stock.

Redemption

        General.    We may not redeem the Series A Preferred Stock prior to December 1, 2017, except that we are required to redeem the Series A Preferred Stock following a "Change of Control" as described under "Description of the Series A Preferred Stock—Redemption—Special Redemption Upon a Change of Control." On and after December 1, 2017, we, at our option, upon not less than 30 nor more than 60 days' written notice, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed for redemption, without interest. If fewer than all of the outstanding Series A Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by us.

        Unless full cumulative dividends on all Series A Preferred Stock and all parity shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series A Preferred Stock or parity shares shall be redeemed unless all outstanding Series A Preferred Stock and parity shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Stock or parity shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock and parity shares. Furthermore, unless full cumulative dividends on all outstanding Series A Preferred Stock and parity shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Stock or parity shares (except by conversion into or exchange for junior shares and parity shares).

        From and after the redemption date (unless we default in payment of the redemption price), all dividends will cease to accumulate on the Series A Preferred Stock, such shares shall no longer be deemed to be outstanding, and all of your rights as a holder of shares of Series A Preferred Stock will terminate with respect to such shares, except the right to receive the redemption price and all accrued and unpaid dividends up to, but excluding, the redemption date.

        Special Redemption Upon Change of Control.    If a "Change of Control" of us by a person, entity or group occurs, we (or the acquiring entity) will be required to redeem the Series A Preferred Stock, in whole but not in part, within 120 days after the date on which the Change of Control has occurred, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the redemption date, without interest.

        A "Change of Control" is deemed to occur when the following have occurred and are continuing:

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  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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  following the closing of any acquisition described in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a national exchange.

        Redemption Procedures.    Notice of an optional redemption made pursuant to the provisions described under "Description of Series A Preferred Stock—Redemption—General" will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Series A Preferred Stock at the address shown on our share transfer books. Notice of a redemption upon a Change of Control made pursuant to the provisions described under "Description of Series A Preferred Stock—Redemption—Special Redemption Upon Change of Control" will be mailed by first class mail within 20 days following the occurrence of the Change of Control. In each case, the notice shall state, as applicable: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed, if an optional redemption; (iii) the redemption price of $25.00 per share of Series A Preferred Stock, plus any accrued and unpaid dividends through, but excluding, the date of redemption; (iv) the place or places where any certificates issued for Series A Preferred Stock, other than through the DTC book entry described under "Description of the Series A Preferred Stock—Book Entry," are to be surrendered for payment of the redemption price; (v) that dividends on the Series A Preferred Stock will cease to accrue on such redemption date; and (vi) any other information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted for trading. In the case of an optional redemption in which fewer than all outstanding shares of Series A Preferred Stock are to be redeemed, then the notice mailed to each such holder thereof shall also specify the number of shares of Series A Preferred Stock to be redeemed from each such holder.

        Our obligation to provide cash in connection with our redemption of the Series A Preferred Stock shall be deemed fulfilled if, on or prior to the redemption date, we irrevocably deposit the redemption price (including accrued and unpaid dividends) of the Series A Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Series A Preferred Stock will: (i) state the date of such deposit; (ii) specify the office of such bank or trust company as the place of payment of the redemption price; and (iii) require such holders to surrender any certificates issued for Series A Preferred Stock, other than through the DTC book entry described under "Description of Series A Preferred Stock—Book Entry Procedures," at such place on or about the date fixed in such redemption notice (which may not be later than such redemption date) against payment of the redemption price (including all accrued and unpaid dividends to the redemption date). Any interest or other earnings earned on the redemption price (including all accrued and unpaid dividends) deposited with a bank or trust company will be paid to us. Any monies so deposited that remain unclaimed by the holders of the Series A Preferred Stock at the end of six months after the redemption date will be returned to us by such bank or trust company. If we make such a deposit, shares of the Series A Preferred Stock shall not be considered outstanding for purposes of voting or determining shares entitled to vote on any matter on or after the date of such deposit.

        On or after the date fixed for redemption, each holder of shares of Series A Preferred Stock that holds a certificate other than through the DTC book entry described under "Description of Series A Preferred Stock—Book Entry Procedures" must present and surrender (and properly endorse or assign for transfer, if we require and if the applicable notice shall so state) each certificate representing his Series A Preferred Stock to us at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series A Preferred Stock as the owner thereof, and each surrendered certificate will be canceled. All shares of Series A Preferred Stock redeemed by us will be retired and restored to the status of authorized but unissued shares of our undesignated preferred stock.

        Notwithstanding the foregoing, if we redeem any shares of Series A Preferred Stock and if the redemption date occurs after a dividend record date and on or prior to the related dividend payment date, then the dividend payable on such dividend payment date with respect to such shares called for redemption shall be payable on such dividend payment date to the holders of record at the close of business on such dividend record date, and shall not be payable as part of the redemption price for such shares.

Voting Rights

        Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

        Whenever a Dividend Default or a Delisting Event (each, a "Penalty Event") has occurred, the number of directors constituting our Board of Directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors), and the holders of the Series A Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock or by the holders of any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our shareholders), and at each subsequent annual meeting until a Correction Event (as defined below) has occurred with respect to each Penalty Event then continuing. On the date a Correction Event occurs, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of our stock upon which similar voting rights have been conferred and are exercisable, the term of any directors elected by holders of the Series A Preferred Stock shall immediately terminate and the number of directors constituting our Board of Directors shall be reduced accordingly. For purposes of this prospectus, a "Correction Event" means, (i) with respect to any Delisting Event, the listing of the Series A Preferred Stock for trading on a national exchange and (ii) with respect to a Dividend Default, the payment of all accumulated and unpaid dividends in full and the payment of cash dividends at the Penalty Rate in full for an additional two consecutive quarters (or the declaration of such dividends provided that a sum sufficient for the payment thereof is set aside for such payment). In no event shall the holders of Series A Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national exchange on which any class or series of our stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series A Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.

        If a special meeting is not called by us within 75 days after request from the requisite holders of Series A Preferred Stock (or holders of other series or classes of stock we may issue upon which similar voting rights have been conferred and are exercisable) as described above, then the holders of record of at least 25% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at our expense, and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of our shareholders and shall be held at the place designated by the holder calling such meeting.

        If, at any time when the voting rights conferred upon the Series A Preferred Stock are exercisable, any vacancy in the office of a director elected shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding Series A Preferred Stock and any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of directors. Any director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series A Preferred Stock and any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which classes or series of stock are entitled to vote as a class with the Series A Preferred Stock in the election of directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Stock and any such other classes or series of stock, and may not be removed by the holders of the common stock.

        On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).

        So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock that we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock): (a) authorize or create, or increase the authorized or issued amount of, any class or series of senior shares or reclassify any of our authorized stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock (each, an "Event"); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, we may not be the surviving entity (whether or not such Event would constitute a Change of Control), the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock (although we would be required to redeem the Series A Preferred Stock if such Event constitutes a Change of Control) and, provided further, that any increase in the amount of the authorized common stock or other stock we may issue, including the Series A Preferred Stock, or the creation or issuance of any additional common stock, Series A Preferred Stock or other class or other series of stock that we may issue, or any increase in the amount of authorized shares of such class or series, in each case which are parity shares or junior shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote or consent of the holders of the Series A Preferred Stock.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

        Except as expressly stated in the certificate of amendment to our Charter with respect to the Series A Preferred Stock, or as may be required by applicable law, the Series A Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the affirmative vote or consent of the holders thereof shall not be required for the taking of any corporate action.

Conversion

        The Series A Preferred Stock is not, pursuant to its terms, convertible into or exchangeable for any of our other property or securities.

Information Rights

        During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a "non-accelerated filer" within the meaning of the Exchange Act.

Preemptive Rights

        No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for the common stock or any other security.

Book-Entry Procedures

        The Depository Trust Company & Clearing Corporation ("DTC"), will act as securities depositary for the Series A Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Series A Preferred Stock that you purchase, unless DTC's services are discontinued as described below.

        Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

        Each person owning a beneficial interest in the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as "Direct Participants," deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the NYSE MKT and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as "Indirect Participants." The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

        When you purchase the Series A Preferred Stock within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC's records. You, as the actual owner of the Series A Preferred Stock, are the "beneficial owner." Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts Series A Preferred Stock is credited.

        You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

        Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

        The laws of some states may require that specified purchasers of securities take physical delivery of the Series A Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series A Preferred Stock.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We understand that, under DTC's existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our Charter, as amended or supplemented, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those

Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Redemption notices will be sent to Cede & Co. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, then DTC will reduce each Direct Participant's holdings of Series A Preferred Stock in accordance with its procedures.

        In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Preferred Stock is credited on the record date, which are identified in a listing attached to the omnibus proxy.

        Dividends on the Series A Preferred Stock will be made directly to DTC. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

        Payments by Direct and Indirect Participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

        DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading between DTC's participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations that may be applicable to "U.S. holders" and "non-U.S. holders" (each as defined below) with respect to the purchase, ownership and disposition of the Series A Preferred Stock offered by this prospectus. This discussion only applies to purchasers who purchase and hold the Series A Preferred Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the Series A Preferred Stock in light of its particular circumstances.

        This discussion is based upon provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Series A Preferred Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the Series A Preferred Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the Series A Preferred Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Series A Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series A Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Series A Preferred Stock.

THIS DISCUSSION CANNOT BE USED BY ANY HOLDER FOR THE PURPOSE OF AVOIDING TAX PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDER. IF YOU ARE CONSIDERING THE PURCHASE OF THE SERIES A PREFERRED STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE SERIES A PREFERRED STOCK IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER OTHER FEDERAL TAX LAW AND THE LAWS OF APPLICABLE STATE, LOCAL AND FOREIGN TAXING JURISDICTIONS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISORS CONCERNING ANY POSSIBLE ENACTMENT OF LEGISLATION THAT WOULD AFFECT YOUR INVESTMENT IN THE SERIES A PREFERRED STOCK IN YOUR PARTICULAR CIRCUMSTANCES.

U.S. Holders

        Subject to the qualifications set forth above, the following discussion summarizes the material U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the Series A Preferred Stock by "U.S. holders." You are a "U.S. holder" if you are a beneficial owner of Series A Preferred Stock and you are for U.S. federal income tax purposes;

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  an individual citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        Distributions in General.    If distributions are made with respect to the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce a U.S. holder's tax basis in the Series A Preferred Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the Series A Preferred Stock, the tax treatment of which is discussed below under "Material U.S. Federal Income Tax Considerations—U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions."

        Under current law, dividends received by individual holders of the Series A Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as "qualified dividend income" for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as "investment income," which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual shareholders with respect to Series A Preferred Stock that is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Series A Preferred Stock becomes ex-dividend (or where the dividend is attributable to a period or periods in excess of 366 days, Series A Preferred Stock that is held for 90 days or less during the 181-day period beginning on the date which is 90 days before the date on which the Series A Preferred Stock becomes ex-dividend). Also, if a dividend received by an individual shareholder that qualifies for the rate reduction is an "extraordinary dividend" within the meaning of Section 1059 of the Code, any loss recognized by such individual shareholder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such "extraordinary dividend," irrespective of such shareholder's holding period for the stock. In addition, dividends recognized by U.S. holders that are individuals could be subject to the new 3.8% tax on net investment income. Individual shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

        Dividends received by corporate shareholders generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate shareholders of the Series A Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends—received deduction allowed to a corporate shareholder that has incurred indebtedness that is "directly attributable" to an investment in portfolio stock such as preferred stock. If a corporate shareholder receives a dividend on the Series A Preferred Stock that is an "extraordinary dividend" within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its basis in the Series A Preferred Stock by the amount of the "nontaxed portion" of such "extraordinary dividend" that results from the application of the dividends-received deduction. If the "nontaxed portion" of such

"extraordinary dividend" exceeds such corporate shareholder's basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the "extraordinary dividend" is paid. Each domestic corporate holder of the Series A Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the Series A Preferred Stock.

        Constructive Distributions on Series A Preferred Stock.    A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a "redemption premium") is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock.

        The constructive distribution of property equal to the redemption premium would accrue without regard to the holder's method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount ("OID") pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the "OID Rules"). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series A Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under "Material U.S. Federal Income Tax Considerations—U.S. Holders: Distributions in General." The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series A Preferred Stock is uncertain.

        We have the right to call the Series A Preferred Stock for redemption on or after December 1, 2017 (the "call option"), and are required to redeem the Series A Preferred Stock upon any Change of Control (the "contingent call obligation"). The stated redemption price of the Series A Preferred Stock upon any redemption pursuant to our call option or contingent call obligation is equal to the liquidation preference of the Series A Preferred Stock (i.e., $25, plus accrued and unpaid dividends) and is payable in cash.

        If the redemption price of the Series A Preferred Stock exceeds the issue price of the Series A Preferred Stock upon any redemption pursuant to our call option or contingent call obligation, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series A Preferred Stock. The redemption price for the Series A Preferred Stock should be the liquidation preference of the Series A Preferred Stock. Assuming that the issue price of the Series A Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series A Preferred Stock should be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Series A Preferred Stock is sold.

        A redemption premium for the Series A Preferred Stock should not result in constructive distributions to U.S. holders of the Series A Preferred Stock if the redemption premium is less than a de minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series A Preferred Stock should be considered de minimis if such premium is less than .0025 of the Series A Preferred Stock's liquidation value of $25.00 at maturity, multiplied by the number of complete years to maturity. Because the determination under the OID Rules of a maturity date for the Series A Preferred Stock is unclear, the remainder of this discussion assumes that the Series A Preferred Stock is issued with a redemption premium greater than a de minimis amount.

        The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer's right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting "20%" for the phrase "50%"); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer's right to redeem is more likely than not to occur and the issuer's right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We do not believe that a redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the Series A Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option.

        Also, under Treasury regulations, a constructive distribution would be required if we are obligated to redeem the Series A Preferred Stock at a "specified time" unless such obligation is subject to a contingency that is beyond the legal or practical control of the holder or holders as a group and that, based on all of the facts and circumstances as of the issue date, renders remote the likelihood of redemption. Our contingent call obligation to redeem the Series A Preferred Stock upon a Change of Control may be treated as a mandatory redemption of the stock at a specified time under the Treasury regulations, although the matter is uncertain. However, we believe that such a contingency is beyond the legal or practical control of the holder or holders of the Series A Preferred Stock. In this regard, a Change of Control occurs upon the date of an acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); provided, that following the closing of any such acquisition, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a national exchange. The Series A Preferred Stock generally does not possess voting rights except in limited instances including those in which we have failed to pay in full cash dividends on the Series A Preferred Stock for a total of any four consecutive or non-consecutive quarterly periods or the Series A Preferred Stock is no longer listed on a national exchange. In those limited instances, the Series A Preferred Stock holders would have the right to appoint two directors to our Board of Directors. We do not believe that the holders of the Series A Preferred Stock by reason of holding such stock possess the power or authority to require a Change of Control.

        Prospective purchasers of the Series A Preferred Stock should consult their own tax advisors regarding the potential implications of these rules.

        Disposition of Series A Preferred Stock, Including Redemptions.    Upon any sale, exchange, redemption (except as discussed below) or other disposition of the Series A Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder's adjusted tax basis in the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the Series A Preferred Stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by U.S. holders that are individuals could be subject to the new 3.8% tax on net investment income.

        A redemption of shares of the Series A Preferred Stock will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder's holding period for such Series A Preferred Stock exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder's adjusted tax basis in the Series A Preferred Stock redeemed, except to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series A Preferred Stock, which will be subject to the rules discussed above in "Material U.S. Federal Income Tax Considerations—U.S. Holders: Distributions in General." A payment made in redemption of Series A Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series A Preferred Stock, unless the redemption:

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  is "not essentially equivalent to a dividend" with respect to a U.S. holder under Section 302(b)(1) of the Code;

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  is a "substantially disproportionate" redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

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  results in a "complete redemption" of a U.S. holder's stock interest in the company under Section 302(b)(3) of the Code; or

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  is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

        In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series A Preferred Stock and the common stock that the U.S. Holder actually owns, but also shares of stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code.

        A redemption payment will be treated as "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in a U.S. holder's aggregate stock interest in the company, which will depend on the U.S. holder's particular facts and circumstances at such time. If the redemption payment is treated as a dividend, the rules discussed above in "Material U.S. Federal Income Tax Considerations—U.S. Holders: Distributions in General" apply.

        Satisfaction of the "complete redemption" and "substantially disproportionate" exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a "complete redemption" if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the "substantially disproportionate" exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Series A Preferred Stock generally will not qualify for this exception because the voting rights are limited as provided in the "Description of Series A Preferred Stock—Voting Rights."

        For purposes of the "redemption from non-corporate shareholders in a partial liquidation" test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business.

        Each U.S. holder of the Series A Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or a payment in exchange for the Series A Preferred Stock. If the redemption payment is treated as a dividend, the rules discussed above in "Material U.S. Federal Income Tax Considerations—U.S. Holders: Distributions in General" apply.

        Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series A Preferred Stock is treated as a distribution with respect to such holder's Series A Preferred Stock, but not as a dividend, such amount will be allocated to all shares of the Series A Preferred Stock held by such holder immediately before the redemption on a pro-rata basis. The amount applied to each share will reduce such holder's adjusted tax basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If such holder has different bases in shares of the Series A Preferred Stock, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have gain even if such holder's aggregate adjusted tax basis in all shares of the Series A Preferred Stock held exceeds the aggregate amount of such distribution.

        The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Series A Preferred Stock to the holder's remaining, unredeemed Series A Preferred stock (if any), but not to any other class of stock held, directly or indirectly, by the holder. Any unrecovered basis in the Series A Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized.

        Information Reporting and Backup Withholding.    Information reporting and backup withholding may apply with respect to payments of dividends on the Series A Preferred Stock and to certain payments of proceeds on the sale or other disposition of the Series A Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Series A Preferred Stock and certain payments of proceeds on the sale or other disposition of the Series A Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

        U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. Holders

        Subject to the qualifications set forth above under the caption "Material U.S. Federal Income Tax Consequences," the following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock by certain "Non-U.S. holders." You are a "Non-U.S. holder" if you are a beneficial owner of the Series A Preferred Stock and you are not a "U.S. holder."

        Distributions on the Series A Preferred Stock.    If distributions are made with respect to the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder's basis in the Series A Preferred Stock and, to the extent such portion exceeds the Non-U.S. holder's basis, the excess will be treated as gain from the disposition of the Series A Preferred Stock, the tax treatment of which is discussed below under "Material U.S. Federal Income Tax Considerations—Non-U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions." In addition, if we are a U.S. real property holding corporation, i.e. a "USRPHC," and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 10% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 10% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under "Material U.S. Federal Income Tax Considerations—Non-U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions"), with a credit generally allowed against the Non-U.S. holder's U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

        Dividends paid to a Non-U.S. holder of the Series A Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        A Non-U.S. holder of the Series A Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Series A Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

        A Non-U.S. holder of the Series A Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

        Disposition of Series A Preferred Stock, Including Redemptions.    Any gain realized by a Non-U.S. holder on the disposition of the Series A Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

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  the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);

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  the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

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  we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Series A Preferred Stock. This assumes that the Series A Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

        A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code.

        If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series A Preferred Stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder's adjusted tax basis in the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder's holding period for the Series A Preferred Stock is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

        If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series A Preferred Stock, a redemption of shares of the Series A Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder's holding period for such Series A Preferred Stock exceeds one year, equal to the difference between the amount of cash received and fair market value of property received and the Non-U.S. holder's adjusted tax basis in the Series A Preferred Stock redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series A Preferred Stock, which generally will be subject to the rules discussed above in "Material U.S. Federal Income Tax Considerations—Non-U.S. Holders: Distributions on the Series A Preferred Stock." A payment made in redemption of the Series A Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series A Preferred Stock, in the same circumstances discussed above under "Material U.S. Federal Income Tax Considerations—U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions." Each Non-U.S. holder of the Series A Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or as payment in exchange for the Series A Preferred Stock.

        Information reporting and backup withholding.    We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty.

        A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption.

        Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the Series A Preferred Stock unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

        U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

        Foreign Account Tax Compliance Act.    Sections 1471 through 1474 of the Code (provisions which are commonly referred to as "FATCA"), recently released final regulations thereunder, and administrative guidance will generally impose a 30% withholding tax on dividends on Series A Preferred Stock paid on or after July 1, 2014 and the gross proceeds of a sale or other disposition of Series A Preferred Stock paid on or after January 1, 2017 to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership and disposition of Series A Preferred Stock.

UNDERWRITING

        We have entered into an underwriting agreement with MLV & Co. LLC, acting as representative of the several underwriters named therein, with respect to the shares of Series A Preferred Stock in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the public through the underwriters, and the underwriters have agreed to offer and sell, up to 500,000 shares of Series A Preferred Stock, on a best efforts basis.

        The underwriting agreement provides that the obligation of the underwriters to offer and sell the shares of Series A Preferred Stock, on a best efforts basis, is subject to certain conditions precedent, as set forth in the underwriting agreement. The underwriters are under no obligation to purchase any shares of Series A Preferred Stock for their own account. As a "best efforts" offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The underwriters may, but are not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc.

        The underwriters propose to offer the shares of Series A Preferred Stock to retail and institutional investors at the public offering price set forth on the cover of this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. In connection with the offer and sale of the Series A Preferred Stock by the underwriters, we will pay the underwriters an amount equal to        % of the gross proceeds received by us in connection with the sale of the shares of Series A Preferred Stock, which will be deemed underwriting commissions. In addition, we have agreed to reimburse the underwriters for legal expenses up to an amount equal to $            .

        The following table summarizes the compensation and estimated expenses we will pay:

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

        In addition, we estimate that our share of the total expenses of this offering, excluding underwriting commissions and reimbursement of expenses, will be approximately $            .

        We have agreed to indemnify the underwriters and selected dealers against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        The underwriters and their affiliates have provided in the past to us and our affiliates, and may provide from time to time in the future, certain financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received, and may continue to receive, customary fees and commissions. The prior transactions include the underwriting of the initial public offering of 450,000 shares of the Series A Preferred Stock, with respect to which we entered into an Underwriting Agreement, dated November 6, 2012, with MLV & Co. LLC. In addition, from time to time, the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

        This prospectus in electronic format may be made available on Internet websites maintained by the underwriters of this offering and may be made available on websites maintained by other dealers. Other than the prospectus in electronic format, the information on the underwriters' website and any information contained in any other website maintained by any dealer is not part of the prospectus or the registration statement of which the prospectus and any supplement thereto forms a part.

 LEGAL MATTERS

        The validity of the Series A Preferred Stock offered by this prospectus will be passed upon for us by Carlile Patchen & Murphy LLP, Columbus, Ohio, and certain tax matters will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia. Attorneys at Carlile Patchen & Murphy LLP beneficially own 11,000 shares of the common stock. Certain legal matters will be passed upon for the underwriters by LeClairRyan, A Professional Corporation, New York, New York.

EXPERTS

        The consolidated financial statements of AdCare Health Systems, Inc. and subsidiaries as of December 31, 2012, and for the year then ended, have been incorporated by reference herein and into the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheet of AdCare Health Systems, Inc. and subsidiaries as of December 31, 2011, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, have been incorporated by reference into this prospectus and the registration statement in reliance upon the report of Battelle & Battelle LLP, independent registered public accounting firm, which report is incorporated by reference into this prospectus and the registration statement, and upon authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

        We maintain an Internet website at www.adcarehealth.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

        We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

        We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013;

  •
  Amendment No. 1 to our Quarterly Report on Form 10-Q for each of the quarters ended March 31, 2012; June 30, 2012; and September 30, 2012; each filed with the SEC on July 8, 2013;

  •
  Amendment No. 2 to our Quarterly Report on Form 10-Q for each of the quarters ended March 31, 2012; June 30, 2012; and September 30, 2012; each filed with the SEC on October 22, 2013;

  •
  our Current Reports on Form 8-K filed with the SEC on each of January 4, 2013; January 7, 2013; January 31, 2013; February 22, 2013; March 6, 2013; March 8, 2013; March 13, 2013; March 20, 2013; April 19, 2013; April 23, 2013; April 29, 2013; May 1, 2013; May 10, 2013; May 21, 2013; May 23, 2013; June 5, 2013; June 7, 2013; June 18, 2013; July 3, 2013; September 9, 2013; October 3, 2013; October 4, 2013; October 7, 2013; October 18, 2013; and October 23, 2013;

  •
  Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on July 26, 2013; and

  •
  Our Preliminary Proxy Statement on Schedule 14A filed with the SEC on October 18, 2013.

        Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

        Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to AdCare Administrative Services, 1145 Hembree Road, Roswell, Georgia 30076, Attention: Investor Relations, Telephone: (678) 869-5116, or from the SEC through the SEC's Internet website at the address provided under "Where You Can Find More Information." Documents incorporated by reference into this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

ADCARE HEALTH SYSTEMS, INC.

500,000 Shares
10.875% Series A Cumulative Redeemable Preferred Stock
$            Per Share
(Liquidation Preference $25.00 Per Share)

Prospectus

Sole Book-Running Manager

MLV & Co.

Co-Managers

GVC Capital	Northland Capital Markets

                    , 2013

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.    Other Expenses of Issuance and Distribution

        The expenses relating to the registration of the securities will be borne by the registrant. Such expenses (except the SEC registration fee) are estimated to be as follows:

SEC registration fee	$2,120
FINRA filing fee	10,000
NYSE listing fee	11,000
Legal fees and expenses	100,000
Accounting fees and expenses	95,000
Transfer agent fees and expenses	15,000
Printing and miscellaneous expenses	30,000
Total	$263,120

ITEM 14.    Indemnification of Directors and Officers

        Our Articles of Incorporation and Code of Regulations limit the liability of our officers and directors to the extent currently permitted by the Ohio Revised Code.

        Section 1701.13(E) of the Ohio Revised Code ("Section 1701.13") provides in regard to indemnification of directors and officers as follows:

        (1)   A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him on connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

        (2)   A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him on connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any of the following:

          (a)   Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

          (b)   Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

        (3)   To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

        (4)   Any indemnification under division (E)(1) or (2) of Section 1701.13, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of Section 1701.13. Such determination shall be made as follows:

          (a)   By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13;

          (b)   If the quorum described in division (E)(4)(a) of Section 1701.13 is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

          (c)   By the shareholders;

          (d)   By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13 was brought.

        Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of Section 1701.13 shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of Section 1701.13, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

        (5)   (a) Unless at the time of the director's act or omissions that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13 is pursuant to section 1701.95 of the Ohio Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

              (i)  Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

             (ii)  Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b)   Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

        (6)   The indemnification authorized by Section 1701.13 shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        (7)   A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 1701.13. Insurance may be purchased from or maintained with a person in whom the corporation has a financial interest.

        (8)   The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of Section 1701.13 does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6) or (7) of Section 1701.13. Divisions (E)(1) or (2) of Section 1701.13 do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

        (9)   As used in division (E) of Section 1701.13, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under Section 1701.13 with respect to the new or surviving corporation as he would if he had serviced the new or surviving corporation in the same capacity.

        We have obtained directors' and officers' liability insurance coverage from the Starr Indemnity and Liability Company.

ITEM 15.    Recent Sales of Unregistered Securities

        The following information related to all securities issued or sold by us within the past three years and not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the available exemptions from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act or Rule 506(b) of Regulation D as promulgated by the SEC which related to transactions exempt from registration under the Securities Act. The Company relied upon such exemption based upon representations made by such holder regarding, among other things, the holder's status as an accredited investor (as such term is defined in the Securities Act). Other than as disclosed below, there were not underwriters employed in connection with any of the transactions described below.

  •
  On September 30, 2010, we entered into a financing agreement with an accredited investor pursuant to which we issued and sold such investor an amount of $3.5 million in principal amount of the Company's 10% promissory note plus a warrant to purchase an aggregate of 350,000 shares of common stock. The warrant has an initial exercise price of $4.25 per share and expires on October 1, 2013.

  •
  On September 30, 2010, we issued to Cantone Research, Inc. ("CRI"), as partial compensation for its services as placement agent in the above financing arrangement, a warrant to purchase 116,900 shares of common stock. The warrant has an initial exercise price of $4.25 per share and expires on October 1, 2013.

  •
  On October 26, 2010, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which we issued and sold such investors an aggregate of $11.1 million in principal amount of the Company's 10% subordinated convertible promissory notes. The notes mature on October 26, 2013. On October 29, 2010, we entered into an amendment to effectuate the sale of an additional $0.8 million in principal amount of the notes. The notes have an initial conversion price of $4.13 per share.

  •
  On January 10, 2011, we issued to Boyd Gentry, as an inducement to become our Chief Executive Officer, a ten-year warrant to purchase 250,000 shares of common stock at an exercise price of $4.13 per share, which vests as to one-third of the underlying shares on the issue date and as to one-third of the underlying shares on each of the successive two anniversaries of the issue date. The exercise price of the warrant is subject to certain anti-dilution adjustments.

  •
  On March 31, 2011, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which we issued and sold such investors an aggregate of $2.1 million in principal amount of the Company's 10% subordinated convertible promissory notes. The notes mature on March 31, 2014. On April 29, 2011, we issued an additional $1.8 million in principal amount of the notes. The initial conversion price of the notes is $4.13 per share.

  •
  On March 31, 2011, we issued to CRI, as partial consideration for serving as placement agent for the sale of the 10% subordinated convertible promissory notes, a three-year warrant to purchase 250,000 shares of common stock at an exercise price of $5.30 per share. The exercise price of the warrant is subject to certain anti-dilution adjustments.

  •
  On December 19, 2011, we issued to David Rubenstein, as an inducement to become the Company's Chief Operating Officer: (i) a ten-year warrant to purchase 100,000 shares of common stock at an exercise price of $4.13 per share and (ii) a ten-year warrant to purchase 100,000 shares of common stock at an exercise price of $4.97 per share. The first warrant vests as to one-third of the underlying shares on each of the first, second and third anniversaries of the issue date and the second warrant vests as to one-third of the underlying shares on each of the second, third and fourth anniversaries of the issue date. The exercise price of the warrants are subject to certain anti-dilution adjustments.

  •
  On March 30, 2012, we issued to Cantone Asset Management LLC, as partial consideration for providing certain financing to the Company in March 2012, a three-year warrant to purchase 300,000 shares of common stock at an exercise price of $4.00. The exercise price of the warrant is subject to certain anti-dilution adjustments.

  •
  On April 1, 2012, we issued to Strome Alpha Offshore Ltd. ("Strome"), as partial consideration for providing certain financing to the Company in April 2012, a three-year warrant to purchase 312,500 shares of common stock at an exercise price of $4.00. The exercise price of the warrant is subject to certain anti-dilution adjustments.

  •
  On June 28, 2012, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which we issued and sold such investors on July 2, 2012 an aggregate of $7.5 million in principal amount of the Company's 8% subordinated convertible promissory notes. The notes mature on July 31, 2015. The initial exercise price of the notes is $4.17 per share.

  •
  On July 2, 2012, we issued to CRI, as partial consideration for serving as placement agent for the sale of the 8% subordinated convertible promissory notes, a three-year warrant to purchase 100,000 shares of common stock at an exercise price of $4.00 per share. The exercise price of the warrant is subject to certain anti-dilution adjustments.

  •
  On August 17, 2012, we issued 186,986 shares of common stock as partial consideration in connection with the Company's acquisition of a skilled nursing facility located in Tulsa, Oklahoma.

  •
  On August 31, 2012, we issued to an investor relations firm, as partial consideration for providing certain investor relations services to the Company, a three-year warrant to purchase 15,000 shares of our common stock at an exercise price of $4.59. The exercise price of the warrant is subject to certain anti-dilution adjustments.

  •
  On October 1, 2012 we agreed to issue to an investor relations firm, as partial consideration for providing certain investor relations services to the Company, three-year warrants to purchase, in the aggregate, 120,000 shares of our common stock at exercise prices ranging from $5.75 to $7.00.

  •
  On December 28, 2012, we issued to Strome, as partial consideration for providing certain financing to the Company in April 2012, a ten-year warrant to purchase 50,000 shares of common stock at an exercise price of $3.80. The exercise price of the warrant is subject to certain anti-dilution adjustments.

  •
  On March 4, 2013, we issued to a holder of the 10% convertible promissory notes 6,635 shares of common stock upon conversion of $24,750 of the principal amount thereof.

  •
  On April 24, 2013, we issued to a holder of the 10% convertible promissory notes 67,024 shares of common stock upon conversion of $250,000 of the principal amount thereof.

  •
  On April 25, 2013, we issued to a holder of the 10% convertible promissory notes 10,438 shares of common stock upon conversion of $50,000 of the principal amount thereof.

  •
  On May 15, 2013, we issued to Ronald Fleming, our Chief Financial Officer, a ten-year warrant to purchase 70,000 shares of common stock at an exercise price of $5.90 per share, which vests as to one-third of the underlying shares on each of May 15, 2014, May 15, 2015 and May 15, 2016. The exercise price of the warrant is subject to certain anti-dilution adjustments.

  •
  On August 6, 2013, we issued to a holder of the 10% convertible promissory notes 81,211 shares of common stock upon conversion of $300,000 of the principal amount thereof.

  •
  On August 14, 2013, we issued to three holders of the 10% convertible promissory notes an aggregate of 40,215 shares of common stock (13,405 shares of common stock to each holder individually) upon conversion of $150,000 of the principal amount thereof.

  •
  On August 29, 2013, we issued to six holders of the 10% convertible promissory notes an aggregate of 163,452 shares of common stock (27,242 shares of common stock to each holder individually) upon conversion of $600,000 of the principal amount thereof.

  •
  On September 9, 2013, we issued to five holders of the 10% convertible promissory notes an aggregate of 109,684 shares of common stock (27,421 shares of common stock to each holder individually) upon conversion of $400,000 of the principal amount thereof.

  •
  On September 23, 2013, we issued to four holders of the 10% convertible promissory notes an aggregate of 136,580 shares of common stock (27,316 shares of common stock to each holder individually) upon conversion of $500,000 of the principal amount thereof.

  •
  On October 18, 2013, we issued to a holder of the 10% convertible promissory notes 134,048 shares of common stock upon conversion of $500,000 of the principal amount thereof.

  •
  On October 22, 2013, we issued to a holder of the 10% convertible promissory notes 268,097 shares of common stock upon conversion of $1,000,000 of the principal amount thereof.

ITEM 16.    Exhibits and Financial Statement Schedules

        The agreements included as exhibits to or incorporated by reference into this registration statement are included or incorporated, as applicable, to provide information regarding the terms of these agreements and are not intended to provide any other factual or disclosure information about the Company, its business or the other parties to these agreements. These agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

  •
  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

  •
  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time, and should not be relied upon by investors.

        The exhibits required to be filed with this Registration Statement are set forth on the Exhibit Index, which is incorporated herein by reference.

ITEM 17.    Undertakings

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for purposes of determining any liability under the Securities Act to any purchaser:

  (i)
  If the registrant is relying on Rule 430B:

  (A)
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (ii)
  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on October 23, 2013.

ADCARE HEALTH SYSTEMS, INC.
By:	/s/ BOYD P. GENTRY Boyd P. Gentry President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* David A. Tenwick	Director, Chairman	October 23, 2013
/s/ BOYD P. GENTRY Boyd P. Gentry	Director, President and Chief Executive Officer (Principal Executive Officer)	October 23, 2013
/s/ RONALD W. FLEMING Ronald W. Fleming	Chief Financial Officer (Principal Financial and Accounting Officer)	October 23, 2013
* Christopher Brogdon	Director, Vice-Chairman and Chief Acquisitions Officer	October 23, 2013
* Peter J. Hackett	Director	October 23, 2013
* Jeffrey L. Levine	Director	October 23, 2013
* Joshua J. McClellan	Director	October 23, 2013
* Philip S. Radcliffe	Director	October 23, 2013

SIGNATURE		TITLE	DATE

* Laurence E. Sturtz		Director	October 23, 2013
* Gary L. Wade		Director	October 23, 2013
*By:	/s/ BOYD P. GENTRY Boyd P. Gentry Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
1.1	Form of Underwriting Agreement	Filed herewith
2.1	Purchase and Sale Agreement, dated as of January 3, 2012, between SCLR, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.9 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
2.2	Purchase and Sale Agreement, dated as of January 17, 2012, between Gyman Properties, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
2.3	Purchase and Sale Agreement, dated March 12, 2012, by and between Westlake Nursing Home Limited and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed March 15, 2012
2.4	Purchase and Sale Agreement, dated March 14, 2012, by and between F & F Ventures, LLC, Tulsa Christian Care, Inc., d/b/a/ Companions Specialized Care Center and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed March 15, 2012
2.5	Purchase and Sale Agreement, dated as of April 3, 2012, between Evans Memorial Hospital, Inc. and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed April 9, 2012
2.6	Third Amendment to Purchase and Sale Agreement, dated as of April 17, 2012, by and between First Commercial Bank and AdCare Property Holdings, LLC.	Incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed April 23, 2012
2.7	Purchase Agreement, dated as of April 27, 2012, between AdCare Property Holdings, LLC and 1761 Pinewood Holdings, LLC	Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed May 3, 2012
2.8	Second Amendment to Purchase and Sale Agreement, dated April 30, 2012, by and between Gyman Properties, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed May 3, 2012
2.9	First Amendment to Purchase and Sale Agreement, dated May 15, 2012, by and between AdCare Property Holdings, LLC and Westlake Nursing Home Limited	Incorporated by reference to Exhibit 2.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
2.10	Purchase Agreement, dated June 4, 2012, by and between AdCare Hembree Road Property, LLC and JRT Group Properties, LLC	Incorporated by reference to Exhibit 2.7 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

Exhibit No.	Description	Method of Filing
2.11	Second Amendment to Purchase and Sale Agreement, dated June 19, 2012, by and among F & F Ventures, LLC, Tulsa Christian Care, Inc., d/b/a Companions Specialized Care Center, George Perry Farmer, Jr., Jessica L. Farmer and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
2.12	Amendment to Purchase Agreement, dated July 19, 2012, between 1761 Pinewood Holdings, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
2.13	Purchase and Sale Agreement, dated as of August 9, 2012, between Winyah Nursing Home, Inc. and AdCare Property Holdings, LLC	Incorporated by reference from Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed August 15, 2012
2.14	Second Amendment to Purchase Agreement, dated as of August 31, 2012, between Winyah Nursing Home, Inc. and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
2.15	Third Amendment to Purchase Agreement, dated as of September 27, 2012, between 1761 Pinewood Holdings, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.4 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
2.16	Agreement of Sale, dated October 11, 2012, between AdCare Health Systems, Inc., certain of its subsidiaries named therein and CHP Acquisition Company, LLC	Incorporated by reference to Exhibit 2.5 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
2.17	Assignment of Purchase and Sale Agreement, dated October 12, 2012, executed by AdCare Property Holdings, LLC in favor of Edwards Redeemer Property Holdings, LLC and ER Nursing, LLC	Incorporated by reference to Exhibit 2.6 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
2.18	Assignment of Purchase and Sale Agreement, dated October 12, 2012, executed by AdCare Property Holdings, LLC in favor of WP Oklahoma Nursing, LLC	Incorporated by reference to Exhibit 2.7 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
2.19	Membership Interest Power (transferring membership interests of Edwards Redeemer Property Holdings, LLC from AdCare Property Holdings, LLC to Christopher Brogdon), dated October 12, 2012	Incorporated by reference to Exhibit 2.8 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

Exhibit No.	Description	Method of Filing
2.20	Fourth Amendment to Purchase and Sale Agreement, dated October 8, 2012, between AdCare Property Holdings, LLC and First Commercial Bank	Incorporated by reference from Exhibit 2.5 to the Registrant's Current Report on Form 8-K filed October 10, 2012
2.21	Membership Interest Purchase Agreement, dated as of September 25, 2012, by and between John B. Montgomery and Michael Morton and AdCare Property Holdings, LLC	Incorporated by reference from Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed October 1, 2012
2.22	Addendum to Membership Interest Purchase Agreement, dated as of September 26, 2012, by and between John B. Montgomery and Michael Morton and AdCare Property Holdings, LLC	Incorporated by reference from Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed October 1, 2012
2.23	First Amendment to Purchase and Sale Agreement, effective as of October 31, 2012, between AdCare Property Holdings, LLC and Winyah Nursing Home, LLC	Incorporated by reference to Exhibit 2.12 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
2.24	Fifth Amendment to Purchase and Sale Agreement, dated as of November 30, 2012, by and between First Commercial Bank and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.6 of the Registrant's Current Report on Form 8-K filed December 19, 2012
2.25	First Amendment to Asset Purchase Agreement, dated December 28, 2012, among CHP Acquisition Company, LLC, AdCare Health Systems Inc. and certain of its subsidiaries named therein	Incorporated by reference to Exhibit 2.25 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
2.26	Assignment of Purchase and Sale Agreement, dated December 31, 2012, by and between AdCare Property Holdings, LLC, Northwest Property Holdings, LLC and NW 61st Nursing, LLC	Incorporated by reference to Exhibit 2.26 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
2.27	Purchase and Sale Agreement, dated February 15, 2013, between AdCare Property Holdings, LLC and Avalon Health Care, LLC	Incorporated by reference to Exhibit 2.27 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
2.28	First Amendment to Purchase and Sale Agreement, dated March 14, 2013, between AdCare Property Holdings, LLC and Avalon Health Care, LLC	Incorporated by reference to Exhibit 2.28 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
2.29	Second Amendment to Purchase and Sale Agreement, dated August 31, 2012, by and between AdCare Property Holdings, LLC and 1761 Pinewood Holdings, LLC	Incorporated by reference to Exhibit 2.3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

Exhibit No.	Description	Method of Filing
2.30	First Amendment to Purchase and Sale Agreement, dated March 20, 2012, by and between Gyman Properties, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.30 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
2.31
	First Amendment to Purchase and Sale Agreement, dated April 19, 2012, by and among AdCare Property Holdings, LLC, F & F Ventures, LLC and Tulsa Christian Care, Inc., d/b/a Companions Specialized Care Center	Incorporated by reference to Exhibit 2.31 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
2.32
	Third Amendment to Purchase and Sale Agreement, dated July 31, 2012, by and among AdCare Property Holdings, LLC, F & F Ventures, LLC and Tulsa Christian Care, Inc., d/b/a Companions Specialized Care Center	Incorporated by reference to Exhibit 2.32 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
2.33	Reinstatement, Sixth Amendment and Assignment of Purchase and Sale Agreement, dated May 7, 2013, by and among First Commercial Bank, Brogdon Family, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.3 of the Registrant's Quarterly Report on Form 10-q for the quarter ended March 31, 2013
3.1	Amended and Restated Articles of Incorporation	Incorporated by reference from Exhibit 3.1 of the Registrant's Registration Statement Form SB (Registration No. 333-131542) filed February 3, 2006
3.2	Code of Regulations	Incorporated by reference from Exhibit 3.2 of the Registrant's Registration Statement Form SB (Registration No. 333-131542) filed February 3, 2006
3.3	Amendment to Amended and Restated Articles of Incorporation	Incorporated by reference to Exhibit 3.3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
3.4	Affidavit, dated June 28, 2012	Incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on July 5, 2012
3.5	Certificate of Amendment to Amended and Restated Articles of Incorporation of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 3.5 of the Registrant's Registration Statement on Form 8-A filed on November 7, 2012
3.6	Certificate of Amendment to Amended and Restated Articles of Incorporation of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on October 18, 2013.

Exhibit No.	Description	Method of Filing
4.1	Form of 10.875% Series A Cumulative Redeemable Preferred Stock Certificate	Incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on November 7, 2012
4.2	Form of Subordinated Convertible Note, issued October 26, 2010, by AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.3 of the Company's Form 8-K filed November 1, 2010
4.3	Form of Subordinated Convertible Note, issued April 29, 2011, by AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 4.2 to the Registrant's Form S-3 (File No. 333-175541)
4.4	Form of Subordinated Convertible Note issued July 2, 2012, by AdCare Health Systems, Inc.	Incorporated by reference from Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed July 5, 2012
4.5	Form of Subordinated Convertible Note, issued March 31, 2011, by AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed April 6, 2011
5.1	Opinion of Carlile Patchen & Murphy LLP	Filed herewith
8.1	Opinion of Rogers & Hardin LLP	Filed herewith
10.1	Employment Agreement between AdCare Health Systems, Inc. and David A. Tenwick, dated September 1, 2008	Incorporated by reference to Exhibit 99.1 of the Registrant's Form 8-K filed September 8, 2008
10.2	2004 Stock Option Plan of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011
10.3	2005 Stock Option Plan of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011
10.4	AdCare Health Systems, Inc. 2011 Stock Incentive Plan	Incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011
10.5	Form of Non-Statutory Stock Option Agreement	Incorporated by reference to Exhibit 4.4 of the Registrant's Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011
10.6	Form of Incentive Stock Option Agreement	Incorporated by reference to Exhibit 4.5 of the Registrant's Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011

Exhibit No.	Description	Method of Filing
10.7	Warrant to Purchase Shares of Common Stock, dated March 31, 2011, issued by AdCare Health Systems, Inc. to Cantone Research, Inc.	Incorporated by reference to Exhibit 4.3 to the Registrant's Form S-3 (File No. 333-175541)
10.8	Registration Rights Agreement, dated April 29, 2011, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 4.5 to the Registrant's Form S-3 (File No. 333-175541)
10.9	Registration Rights Agreement, dated March 31, 2011, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 10.2 to the Registrant's Form S-3 (File No. 333-175541)
10.10	Form of Registration Rights Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto	Incorporated by reference from Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed July 5, 2012
10.11	Registration Rights Agreement dated October 26, 2010, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed April 6, 2011
10.12	Form of Warrant to Purchase Common Stock of the Company	Incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed April 6, 2011
10.13	Warrant to Purchase 312,500 Shares of Common Stock, dated April 1, 2012, issued by AdCare Health Systems, Inc. to Strome Alpha Offshore Ltd.	Incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.14	Warrant to Purchase 300,000 Shares of Common Stock, dated March 30, 2012, issued by AdCare Health Systems, Inc. to Cantone Asset Management LLC	Incorporated by reference to Exhibit 4.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.15	Warrant to Purchase 100,000 Shares of Common Stock, dated July 2, 2012, issued by AdCare Health Systems, Inc. to Cantone Research, Inc.	Incorporated by reference to Exhibit 4.3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.16	Warrant to Purchase 50,000 Shares of Common Stock, dated December 28, 2012, issued by AdCare Health Systems, Inc. to Strome Alpha Offshore Ltd.	Incorporated by reference to Exhibit 4.21 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.17	Warrant to Purchase 15,000 Shares of Common Stock, dated August 31, 2012, issued by AdCare Health Systems, Inc. to Hayden IR, LLC	Incorporated by reference to Exhibit 4.22 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012

Exhibit No.	Description	Method of Filing
10.18	Warrant to Purchase 70,000 Shares of Common Stock, dated May 15, 2013, issued by AdCare Health Systems, Inc. to Ronald W. Fleming	Incorporated by reference to Exhibit 4.23 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.19	Form of Warrant granted to management to Purchase Shares of AdCare Health Systems, Inc. dated November 20, 2007	Incorporated by reference to Exhibit 10.19 of the Registrant's annual report on form 10-KSB as amended March 31, 2008
10.20	Warrant to Purchase Shares of Common Stock, dated January 10, 2011, issued by AdCare Health Systems, Inc. to Boyd P. Gentry	Incorporated by reference to Exhibit 10.158 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.21	Reimbursement Agreement between Community's Hearth & Home, Ltd. and The Huntington National Bank dated September 13, 2007	Incorporated by reference to Exhibit 10.19 of the Registrant's annual report on Form 10-KSB as amended March 31, 2008
10.22	Regulatory Agreement and Mortgage Note between The Pavilion Care Center, LLC and Red Mortgage Capital, Inc., in the original amount of $2,108,800 dated November 27, 2007	Incorporated by reference to Exhibit 10.19 of the Registrant's annual report on Form 10-KSB as amended March 31, 2008
10.23	Regulatory Agreement and Mortgage Note between Hearth & Home of Urbana and Red Mortgage Capital, Inc. in the original amount of $2,142,700 dated June 26, 2008	Incorporated by reference to Exhibit 10.26 of the Registrant's annual report on Form 10-K filed March 31, 2009
10.24	Regulatory Agreement and Mortgage Note between Community's Hearth & Home and Red Mortgage Capital, Inc. in the original amount of $1,863,800 dated June 26, 2008	Incorporated by reference to Exhibit 10.27 of the Registrant's annual report on Form 10-K filed March 31, 2009
10.25	Promissory Note between Assured Health Care and Huntington National Bank in the original amount of $760,000 dated July 24, 2008	Incorporated by reference to Exhibit 10.28 of the Registrant's annual report on Form 10-K filed March 31, 2009
10.26	Promissory Note between AdCare Health Systems, Inc. and Huntington National Bank in the original amount of $300,000 dated October 17, 2008	Incorporated by reference to Exhibit 10.29 of the Registrant's annual report on Form 10-K filed March 31, 2009
10.27	Regulatory Agreement and Mortgage Note between Heath & Care of Greenfield and Red Mortgage Capital, Inc., in the original amount of $2,524,800, dated July 29, 2008	Incorporated by reference to Exhibit 10.31 of the Registrant's annual report on Form 10-K filed March 31, 2009
10.28	Promissory Note between AdCare Health Systems and the AdCare Deferred Compensation Plan for a $150,000 line of credit dated January 2008	Incorporated by reference to Exhibit 10.32 of the Registrant's annual report on Form 10-K filed March 31, 2009

Exhibit No.	Description	Method of Filing
10.29	Loan Agreement and Secured Promissory Note between Coosa Nursing ADK, LLC and Metro City Bank in the original amount of $7,500,000 dated September 30, 2010	Incorporated by reference to Exhibits 10.1 and 10.2 of the Registrant's Form 8-K filed October 6, 2010
10.30	Promissory Note between Coosa Nursing ADK, LLC, and Coosa Valley Health Care Inc. in the original amount of $600,000 dated September 30, 2010	Incorporated by reference to Exhibits 10.1 and 10.2 of the Registrant's Form 8-K filed October 6, 2010
10.31	Loan Agreement and Secured Promissory Note between Attalla Nursing ADK, LLC, and Metro City Bank in the original amount of $8,320,000 dated September 30, 2010	Incorporated by reference to Exhibits 10.1 and 10.6 of the Registrant's Form 8-K filed October 6, 2010
10.32	Credit Agreement between Gemino Healthcare Finance, LLC and certain subsidiaries of the Registrant named therein dated October 29, 2010	Incorporated by reference to Exhibit 10.3 of the Registrant's Form 8-K filed November 4, 2010
10.33	Employment Agreement between AdCare Health Systems, Inc. and Boyd Gentry, effective as of January 10, 2011	Incorporated by reference to Exhibit 99.1 of the Registrant's Form 8-K filed January 14, 2011
10.34	Securities Purchase Agreement dated March 31, 2011, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed April 6, 2011
10.35	Form of Lock-Up Agreement, dated March 31, 2011	Incorporated by reference to Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed April 6, 2011
10.36	Promissory Note dated March 31, 2011, by and among AdCare Health Systems, Inc. and Anthony Cantone	Incorporated by reference to Exhibit 10.5 to the Registrant's Current Report on Form 8-K filed April 6, 2011
10.37	Promissory Note dated April 29, 2011, between Erin Property Holdings, LLC, Erin Nursing, LLC and Regions Bank	Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed May 5, 2011
10.38	Erin Property Holdings, LLC Deed to Secure Debt, Assignment of Rents and Security Agreement dated April 29, 2011	Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed May 5, 2011
10.39	Promissory Note, dated April 29, 2011, between Mt. Kenn Property Holdings, LLC, Mt. Kenn Nursing, LLC, and Regions Bank	Incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed May 5, 2011
10.40	Mt. Kenn Property Holdings, LLC Deed to Secure Debt, Assignment of Rents and Security Agreement dated April 29, 2011	Incorporated by reference to Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed May 5, 2011
10.41	CP Property Holdings, LLC Business Loan Agreement dated May 25, 2011	Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed June 6, 2011

Exhibit No.	Description	Method of Filing
10.42	CP Property Holdings, LLC Loan Agreement dated May 27, 2011	Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed June 6, 2011
10.43	Form of Promissory Note, issued by Mount Trace Nursing ADK, LLC	Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed June 16, 2011
10.44	Amendment, dated June 22, 2011, between Hearth & Home of Ohio, Inc. and Christopher F. Brogdon	Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed June 22, 2011
10.45	Guaranty, dated May 26, 2011, made by Christopher F. Brogdon	Incorporated by reference to Exhibit 10.34 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.46	Guaranty, dated May 26, 2011, made by Connie B. Brogdon	Incorporated by reference to Exhibit 10.35 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.47	Operations Transfer Agreement, dated May 1, 2011, between Five Star Quality Care-GA, LLC and Erin Nursing, LLC	Incorporated by reference to Exhibit 10.36 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.48	Operations Transfer Agreement, dated May 1, 2011, between Five Star Quality Care-GA, LLC and Mt. Kenn Nursing, LLC	Incorporated by reference to Exhibit 10.37 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.49	Operations Transfer Agreement, dated May 1, 2011, between Five Star Quality Care-GA, LLC and Mt. Kenn Nursing, LLC	Incorporated by reference to Exhibit 10.38 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.50	Commercial Guaranty, dated May 25, 2011, made by Christopher F. Brogdon	Incorporated by reference to Exhibit 10.39 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.51	Commercial Guaranty, dated May 25, 2011, made by Connie B. Brogdon	Incorporated by reference to Exhibit 10.40 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.52	Joinder Agreement, Third Amendment and Supplement to Credit Agreement, dated June 2, 2011, among Gemino Healthcare Finance, LLC and the subsidiaries of the Company named therein	Incorporated by reference to Exhibit 10.41 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

Exhibit No.	Description	Method of Filing
10.53	Loan Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan #47671350-10	Incorporated by reference to Exhibit 10.42 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.54	Term Note, dated July 27, 2011, made by Erin Property Holdings, LLC in favor of Bank of America, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011
10.55	Note, dated July 27, 2011, made by Erin Property Holdings, LLC, in favor of Bank of America, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.56	Term Loan Agreement, dated July 27, 2011, among Erin Property Holdings, LLC, Erin Nursing, LLC, AdCare Health Systems, Inc. and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.57	Loan Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.58	Deed to Secure Debt and Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.59	Deed to Secure Debt and Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.60	Deed to Secure Debt and Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.61	Assignment of Leases and Rents, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.7 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.62	Assignment of Leases and Rents, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.8 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.63	Indemnity Agreement, Regarding Hazardous Materials, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.9 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

Exhibit No.	Description	Method of Filing
10.64	Indemnity Agreement, Regarding Hazardous Materials, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.10 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.65	Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC, Erin Nursing, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.11 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.66	Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC, Erin Nursing, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.12 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.67	Guaranty, dated July 27, 2011, made by Erin Nursing, LLC, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.13 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.68	Guaranty, dated July 27, 2011, made by AdCare Health Systems, Inc., with respect to the USDA Loan	Incorporated by reference to Exhibit 10.14 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.69	Unconditional Guarantee Business and Industry Guarantee Loan Program, dated July 27, 2011, made by Erin Nursing, LLC, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.15 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.70	Unconditional Guarantee Business and Industry Guarantee Loan Program, dated July 27, 2011, made by AdCare Health Systems, Inc., with respect to the USDA Loan	Incorporated by reference to Exhibit 10.16 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.71	Unconditional Guarantee, dated July 27, 2011, made by Erin Nursing, LLC, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.17 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.72	Unconditional Guarantee, dated July 27, 2011, made by AdCare Health Systems, Inc., with respect to the SBA Loan	Incorporated by reference to Exhibit 10.18 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.73	Escrow Agreement, dated July 27, 2011, between Erin Property Holdings, LLC, Bank of Atlanta, and Bank of Atlanta as Escrow Agent, with respect to the USDA Loan and the SBA Loan	Incorporated by reference to Exhibit 10.19 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

Exhibit No.	Description	Method of Filing
10.74	Loan Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan #47671350-10	Incorporated by reference to Exhibit 10.20 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011
10.75	Securities Purchase Agreement dated April 29, 2011, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 10.2 of the Registrant's Form S-3 (File No. 333-175541)
10.76	Loan Agreement, made and entered into September 1, 2011, by and between Homestead Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.77	Promissory Note, dated September 1, 2011, issued by Homestead Property Holdings, LLC, in favor of Metro City Bank, in the amount of $3,600,000	Incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.78	Mortgage and Security Agreement, dated September 1, 2011, between Homestead Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.79	Security Agreement, dated September 1, 2011, between Homestead Property Holdings, LLC and Homestead Nursing, LLC, as the debtor, and Metro City Bank, as the secured party	Incorporated by reference to Exhibit 99.4 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.80	Guaranty, dated as of September 1, 2011, issued by Homestead Nursing, LLC in favor of Metro City Bank	Incorporated by reference to Exhibit 99.5 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.81	Guaranty, dated as of September 1, 2011, issued by AdCare Health Systems, Inc., in favor of Metro City Bank	Incorporated by reference to Exhibit 99.6 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.82	Guaranty, dated as of September 1, 2011, issued by AdCare Health Systems, Inc., in favor of Metro City Bank	Incorporated by reference to Exhibit 99.6 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.83	Guaranty, dated as of September 1, 2011, issued by Christopher F. Brogdon in favor of Metro City Bank	Incorporated by reference to Exhibit 99.7 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.84
	Loan Agreement, dated as of September 1, 2011, by and among Benton Property Holdings, LLC; Park Heritage Property Holdings, LLC and Valley River Property Holdings, LLC, as borrowers, and The PrivateBank and Trust Company, as lender	Incorporated by reference to Exhibit 99.8 to the Registrant's Current Report on Form 8-K filed September 7, 2011

Exhibit No.	Description	Method of Filing
10.85	Promissory Note, dated September 1, 2011, issued by Benton Property Holdings, LLC; Park Heritage Property Holdings, LLC and Valley River Property Holdings, LLC, in favor of The PrivateBank and Trust Company, in the amount of $11,800,000	Incorporated by reference to Exhibit 99.9 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.86	Term Loan Agreement, dated July 27, 2011, among Erin Property Holdings, LLC, Erin Nursing, LLC, AdCare Health Systems, Inc. and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 99.10 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.87
	Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of September 1, 2011, executed by Benton Property Holdings, LLC, to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 99.11 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.88
	Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of September 1, 2011, executed by Valley River Property Holdings, LLC, to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 99.12 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.89
	Guaranty of Payment and Performance, dated as of September 1, 2011, issued by AdCare Health Systems, Inc.; Benton Nursing, LLC; Park Heritage Nursing, LLC; and Valley River Nursing, LLC in favor of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 99.13 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.90
	Guaranty of Payment and Performance, dated as of September 1, 2011, issued by AdCare Health Systems, Inc.; Benton Nursing, LLC; Park Heritage Nursing, LLC; and Valley River Nursing, LLC in favor of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 99.13 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.91
	Secured Promissory Note, dated August 31, 2011, issued by Benton Property Holdings, LLC; Valley River Property Holdings, LLC; Homestead Property Holdings, LLC; Park Heritage Property Holdings, LLC and Home Office Property Holdings, LLC, in favor of KMJ Management, LLC (d/b/a Pinnacle Healthcare, LLC), in the amount of $2,400,000	Incorporated by reference to Exhibit 99.14 to the Registrant's Current Report on Form 8-K filed September 7, 2011

Exhibit No.	Description	Method of Filing
10.92	Mortgage, made and entered into as of August 31, 2011, by and between Benton Property Holdings, LLC and KMJ Management, LLC	Incorporated by reference to Exhibit 99.15 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.93	Mortgage, made and entered into as of August 31, 2011, by and between Park Heritage Property Holdings, LLC and KMJ Management, LLC	Incorporated by reference to Exhibit 99.16 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.94	Mortgage, made and entered into as of August 31, 2011, by and between Valley River Property Holdings, LLC and KMJ Management, LLC	Incorporated by reference to Exhibit 99.17 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.95
	Pledge and Security Agreement with Power of Sale, entered into and executed as of August 31, 2011, by and between AdCare Property Holdings, LLC and KMJ Management, LLC, with respect to one hundred percent (100%) of the ownership interest in Benton Property Holdings, LLC	Incorporated by reference to Exhibit 99.18 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.96
	Pledge and Security Agreement with Power of Sale, entered into and executed as of August 31, 2011, by and between AdCare Property Holdings, LLC and KMJ Management, LLC, with respect to one hundred percent (100%) of the ownership interest in Valley River Property Holdings, LLC	Incorporated by reference to Exhibit 99.19 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.97
	Pledge and Security Agreement with Power of Sale, entered into and executed as of August 31, 2011, by and between AdCare Property Holdings, LLC and KMJ Management, LLC, with respect to one hundred percent (100%) of the ownership interest in Homestead Property Holdings, LLC	Incorporated by reference to Exhibit 99.20 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.98
	Pledge and Security Agreement with Power of Sale, entered into and executed as of August 31, 2011, by and between AdCare Property Holdings, LLC and KMJ Management, LLC, with respect to one hundred percent (100%) of the ownership interest in Park Heritage Property Holdings, LLC	Incorporated by reference to Exhibit 99.21 to the Registrant's Current Report on Form 8-K filed September 7, 2011

Exhibit No.	Description	Method of Filing
10.99	Pledge and Security Agreement with Power of Sale, entered into and executed as of August 31, 2011, by and between AdCare Property Holdings, LLC and KMJ Management, LLC, with respect to one hundred percent (100%) of the ownership interest in Home Office Property Holdings, LLC	Incorporated by reference to Exhibit 99.22 to the Registrant's Current Report on Form 8-K filed September 7, 2011
10.100	Loan Agreement, dated September 6, 2011, by and between CP Property Holdings, LLC; CP Nursing, LLC; and Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.43 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.101	Promissory Note, dated September 6, 2011, issued by CP Property Holdings, LLC, in favor of Economic Development Corporation of Fulton County, in the amount of $2,034,000	Incorporated by reference to Exhibit 10.44 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.102	Deed to Secure Debt and Security Agreement, made an entered into September 6, 2011, by and between CP Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.45 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.103
	Security Agreement, made and entered into as of September 6, 2011, between CP Property Holdings, LLC and CP Nursing, LLC, as grantors, and Economic Development Corporation of Fulton County, as the secured party	Incorporated by reference to Exhibit 10.46 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.104	Unconditional Guarantee, dated September 6, 2011, issued by AdCare Health Systems, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.47 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.105	Unconditional Guarantee, dated September 6, 2011, issued by CP Nursing, LLC in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.48 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.106	Unconditional Guarantee, dated September 6, 2011, issued by Hearth and Home of Ohio, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.49 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.107
	Loan Agreement, dated as of September 30, 2011, by and among Benton Nursing, LLC, Park Heritage Nursing, LLC and Valley River Nursing, LLC, as borrowers, and The PrivateBank and Trust Company, as lender	Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed October 6, 2011

Exhibit No.	Description	Method of Filing
10.108	Promissory Note, dated September 30, 2011, issued by Benton Nursing, LLC, Park Heritage Nursing, LLC and Valley River Nursing, LLC, in favor of The PrivateBank and Trust Company, in the amount of $2,000,000	Incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed October 6, 2011
10.109
	Guaranty of Payment and Performance, dated September 30, 2011, executed by AdCare Health Systems, Inc., Benton Property Holdings, LLC, Park Heritage Property Holdings, LLC and Valley River Property Holdings, LLC, in favor of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed October 6, 2011
10.110
	Term Loan Agreement, dated as of October 14, 2011, by and among Homestead Property Holdings, LLC and Homestead Nursing, LLC, as borrowers; AdCare Health Systems, Inc., as guarantor; and Square 1 Bank, as lender	Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed October 20, 2011
10.111	Term Note, dated October 14, 2011, issued by Homestead Property Holdings, LLC and Homestead Nursing, LLC, in favor of Square 1 Bank, in the amount of $3,600,000	Incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed October 20, 2011
10.112	Mortgage and Security Agreement, dated October 14, 2011, by and between Homestead Property Holdings, LLC and Square 1 Bank	Incorporated by reference to Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed October 20, 2011
10.113	Security Agreement, dated October 14, 2011, by and between Homestead Property Holdings, LLC and Homestead Nursing, LLC, as debtors, and Square 1 Bank, as the secured party	Incorporated by reference to Exhibit 99.4 to the Registrant's Current Report on Form 8-K filed October 20, 2011
10.114	Guaranty, dated October 14, 2011, issued by AdCare Health Systems, Inc. in favor of Square 1 Bank	Incorporated by reference to Exhibit 99.5 to the Registrant's Current Report on Form 8-K filed October 20, 2011
10.115
	United States Department of Agriculture Rural Development, Unconditional Guarantee, Business and Industry Guaranteed Loan Program, on Form RD 4279-14, dated October 13, 2011, issued by AdCare Health Systems, Inc. in favor of Square 1 Bank	Incorporated by reference to Exhibit 99.6 to the Registrant's Current Report on Form 8-K filed October 20, 2011

Exhibit No.	Description	Method of Filing
10.116	Escrow Agreement, dated October 14, 2011, by and among Homestead Property Holdings, LLC and Homestead Nursing, LLC, as borrowers, and Square 1 Bank, as both lender and escrow agent	Incorporated by reference to Exhibit 99.7 to the Registrant's Current Report on Form 8-K filed October 20, 2011
10.117	Guaranty of AdCare Health Systems, Inc., dated August 31, 2011, issued in favor of KMJ Management, LLC	Incorporated by reference to Exhibit 10.63 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011
10.118
	Assignment of Lease and Landlord's Consent, made and entered into as of October 31, 2011, by and among Cassville Real Estate, Inc. (f/k/a Cassville Manor, Inc.), KMJ Enterprises Cassville, LLC and Rose Missouri Nursing, LLC	Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed November 4, 2011
10.119	Operations Transfer Agreement, dated as of November 1, 2011, by and between KMJ Management, LLC (d/b/a Pinnacle Healthcare, LLC) and Rose Missouri Nursing, LLC	Incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed November 4, 2011
10.120	Guaranty of Lease, made as of November 1, 2011, issued by each of AdCare Health Systems, Inc., Christopher F. Brogdon and Connie B. Brogdon in favor of Cassville Real Estate, Inc.	Incorporated by reference to Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed November 4, 2011
10.121	Loan Agreement, made and entered into November 30, 2011, issued by Mt. V Property Holdings, LLC, Mountain View Nursing, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed December 6, 2011
10.122	Promissory Note, dated November 30, 2011, issued by Mt. V Property Holdings, LLC and Mountain View Nursing, LLC in favor of Metro City Bank in the amount of $3,114,000	Incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed December 6, 2011
10.123	Mortgage and Security Agreement, dated as of November 30, 2011, between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed December 6, 2011
10.124	Security Agreement, dated November 30, 2011, between Mt. V Property Holdings, LLC, Mountain View Nursing, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.4 to the Registrant's Current Report on Form 8-K filed December 6, 2011

Exhibit No.	Description	Method of Filing
10.125	Guaranty, dated as of November 30, 2011, issued by Mt. V Property Holdings, LLC and Mountain View Nursing, LLC in favor of Metro City Bank	Incorporated by reference to Exhibit 99.5 to the Registrant's Current Report on Form 8-K filed December 6, 2011
10.126	Term Note, dated as of November 29, 2011, issued by Mountain Top AFL, LLC and Mountain Top Property Holdings, LLC, in favor of White River Health System, Inc., in the amount of $750,000	Incorporated by reference to Exhibit 99.6 to the Registrant's Current Report on Form 8-K filed December 6, 2011
10.127
	Mortgage (with Security Agreement and Absolute Assignment of Rents and Leases) and Fixture Filing, dated as of November 30, 2011, executed by Mountain Top Property Holdings, LLC in favor of White River Health System, Inc.	Incorporated by reference to Exhibit 99.7 to the Registrant's Current Report on Form 8-K filed December 6, 2011
10.128	Employment Agreement, dated December 1, 2011, between AdCare Health Systems, Inc. and David Rubenstein	Incorporated by reference to Exhibit 10.118 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.129	Employment Agreement, dated December 16, 2011, between AdCare Health Systems, Inc. and David Rubenstein	Incorporated by reference to Exhibit 10.119 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.130	Promissory Note, dated November 4, 2011, issued by Mt. Kenn Property Holdings, LLC in favor of The Bank of Las Vegas, in the amount of $3,175,200	Incorporated by reference to Exhibit 10.120 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.131	Loan Agreement, dated November 4, 2011, by and between Mt. Kenn Property Holdings, LLC and The Bank of Las Vegas	Incorporated by reference to Exhibit 10.121 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.132	Guaranty, dated November 4, 2011, issued by Mt. Kenn Nursing, LLC in favor of The Bank of Las Vegas	Incorporated by reference to Exhibit 10.122 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.133	Guaranty, dated November 4, 2011, issued by Hearth & Home of Ohio, Inc. in favor of The Bank of Las Vegas	Incorporated by reference to Exhibit 10.123 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.134	Guaranty, dated November 4, 2011, issued by AdCare Health Systems, Inc. in favor of The Bank of Las Vegas	Incorporated by reference to Exhibit 10.124 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011

Exhibit No.	Description	Method of Filing
10.135	Promissory Note, dated November 4, 2011, issued by Mt. Kenn Property Holdings, LLC in favor of Apax Capital, LLC, in the amount of $2,222,640	Incorporated by reference to Exhibit 10.125 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.136	Loan Agreement, dated November 4, 2011, by and between Mt. Kenn Property Holdings, LLC and Apax Capital, LLC	Incorporated by reference to Exhibit 10.126 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.137	Guaranty, dated November 4, 2011, issued by Mt. Kenn Nursing, LLC in favor of Apax Capital, LLC	Incorporated by reference to Exhibit 10.127 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.138	Guaranty, dated November 4, 2011, issued by Hearth & Home of Ohio, Inc. in favor of Apax Capital, LLC	Incorporated by reference to Exhibit 10.128 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.139	Guaranty, dated November 4, 2011, issued by AdCare Health Systems, Inc. in favor of Apax Capital, LLC	Incorporated by reference to Exhibit 10.129 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.140	Promissory Note, dated November 4, 2011, issued by Mt. Kenn Property Holdings, LLC in favor of Economic Development Corporation of Fulton County, in the amount of $2,274,000	Incorporated by reference to Exhibit 10.130 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.141	Loan Agreement, dated November 4, 2011, by and between Mt. Kenn Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.131 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.142	Unconditional Guarantee, dated November 4, 2011, issued by Mt. Kenn Nursing, LLC in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.132 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.143	Unconditional Guarantee, dated November 4, 2011, issued by Hearth & Home of Ohio, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.133 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.144	Unconditional Guarantee, dated November 4, 2011, issued by AdCare Health Systems, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.134 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011

Exhibit No.	Description	Method of Filing
10.145	Joinder Agreement, Fifth Amendment and Supplement to Credit Agreement, dated November 29, 2011, by and among Gemino Healthcare Finance, LLC and the subsidiaries of the Company named therein	Incorporated by reference to Exhibit 10.135 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.146	Third Amended and Restated Revolving Note, dated November 29, 2011, dated November 29, 2011, by and among Gemino Healthcare Finance, LLC and the subsidiaries of the Company named therein	Incorporated by reference to Exhibit 10.136 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.147	Guaranty, dated as of November 29, 2011, issued by AdCare Operations, LLC in favor of Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.137 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.148	Loan Agreement, dated as of December 30, 2011, by and between Woodland Manor Property Holdings, LLC and The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.138 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.149	Promissory Note, dated as of December 30, 2011, issued by Woodland Manor Property Holdings, LLC in favor of The PrivateBank and Trust Company in the amount of $4,800,000	Incorporated by reference to Exhibit 10.139 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.150	Guaranty of Payment and Performance, dated as of December 30, 2011, executed by Woodland Manor Property Holdings, LLC and Adcare Health Systems, Inc. in favor of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.140 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.151	Cognovit Promissory Note, dated as of January 1, 2012, issued by Eaglewood Property Holdings, LLC and Eaglewood Village, LLC in favor of Eaglewood Villa, Ltd. in the amount of $500,000	Incorporated by reference to Exhibit 10.141 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.152	Cognovit Promissory Note, dated as of January 1, 2012, issued by Eaglewood Property Holdings, LLC and Eaglewood Village, LLC in favor of Eaglewood Villa, Ltd. in the amount of $4,500,000	Incorporated by reference to Exhibit 10.142 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.153	Guaranty Agreement, dated as of December 30, 2011, executed by AdCare Health Systems, Inc. and AdCare Property Holdings, LLC in favor of Eaglewood Villa, Ltd	Incorporated by reference to Exhibit 10.143 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011

Exhibit No.	Description	Method of Filing
10.154	Third Amended And Restated Multiple Facilities Lease, dated October 29, 2010, between Georgia Lessor—Bonterra/Parkview, Inc. and ADK Bonterra/Parkview, LLC	Incorporated by reference to Exhibit 10.144 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.155	Guaranty, dated October 29, 2010, executed by AdCare Health Systems, Inc. in favor of Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.145 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.156	Guaranty, dated October 29, 2010, executed by Hearth & Home of Ohio, Inc. in favor of Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.146 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.157	Security Agreement, dated October 29, 2010, by and between AdCare Health Systems, Inc. and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.147 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.158	Security Agreement, dated October 29, 2010, by and between ADK Bonterra/Parkview, LLC and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.148 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.159	Security Agreement, dated October 29, 2010, by and between Hearth & Home of Ohio, Inc. and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.149 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.160	Pledge Agreement, dated October 29, 2010, between Hearth & Home of Ohio, Inc. and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.150 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.161	Subordination Agreement, dated October 29, 2010, between AdCare Health Systems, Inc., ADK Bonterra/Parkview, LLC and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.151 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.162	Letter of Credit Agreement, dated October 29, 2010, by and between ADK Bonterra/Parkview, LLC and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.152 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.163	Subordination, Non-Disturbance and Attornment Agreement, dated October 29, 2010, by and among Omega Healthcare Investors, Inc., ADK Bonterra/Parkview, LLC and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.153 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011

Exhibit No.	Description	Method of Filing
10.164	Assignment and Assumption of Second Amended and Restated Multiple Facilities Lease And Consent of Lessor, dated October 29, 2010, by and among Georgia Lessor—Bonterra/Parkview, Inc., Triad Health Management of Georgia II, LLC, AdCare Health Systems, Inc., Hearth & Home of Ohio, Inc., ADK Bonterra/Parkview, LLC and the other entities signatory thereto	Incorporated by reference to Exhibit 10.154 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.165	Lease Agreement, dated August 1, 2010, between William M. Foster and ADK Georgia, LLC	Incorporated by reference to Exhibit 10.155 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.166	First Amendment to Lease, dated August 31, 2010, between William M. Foster and ADK Georgia, LLC	Incorporated by reference to Exhibit 10.156 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.167	Employment Offer Letter, dated May 15, 2011, from AdCare Health Systems, Inc. to Martin Brew	Incorporated by reference to Exhibit 10.157 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.168	Guaranty Agreement, dated as of June 1, 2010, entered into by AdCare Health Systems, Inc. to and for the benefit of Bank of Oklahoma, N.A.	Incorporated by reference to Exhibit 10.159 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011
10.169	Mortgage Note, dated January 1, 2012, entered into by Hearth & Home of Vandalia, Inc. in favor of Red Mortgage Capital, LLC	Incorporated by reference to Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.170	Security Agreement, dated January 1, 2012, by and between Hearth and Home of Vandalia, Inc. and Red Mortgage Capital, LLC	Incorporated by reference to Exhibit 10.3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.171	Lessee Security Agreement, dated January 1, 2012, by and among AdCare Health Systems, Inc., Hearth & Home of Vandalia, Inc. and Red Mortgage Capital, LLC	Incorporated by reference to Exhibit 10.4 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.172	Mortgage Deed, recorded January 31, 2012, executed by Hearth and Home of Vandalia, Inc. in favor of Red Mortgage Capital, LLC	Incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

Exhibit No.	Description	Method of Filing
10.173	Modification Agreement, dated as of March 9, 2012, by and among Benton Nursing, LLC, Park Heritage Nursing, LLC, Valley River Nursing, LLC, Homestead Nursing, LLC, Woodland Manor Nursing, LLC, Mountain View Nursing, LLC, AdCare Health Systems, Inc. and the PrivateBank and Trust Company	Incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed March 15, 2012
10.174
	Loan Agreement, dated as of March 30, 2012, by and among Little Rock HC&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, Woodland Hills HC Property Holdings, LLC and The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.6 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.175
	Promissory Note, dated as of March 30, 2012, issued by Little Rock HC&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC and Woodland Hills HC Property Holdings, LLC in favor of The PrivateBank and Trust Company in the amount of $21,800,000	Incorporated by reference to Exhibit 10.7 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.176	Note Purchase Agreement, dated March 29, 2012, by and between AdCare Health Systems, Inc. and Cantone Asset Management LLC	Incorporated by reference to Exhibit 10.10 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.177	Promissory Note, dated March 30, 2012, issued by AdCare Health Systems, Inc. in favor of Cantone Asset Management LLC, in the amount of $3,500,000	Incorporated by reference to Exhibit 10.9 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.178
	Guaranty of Payment and Performance, dated as of March 30, 2012, made by AdCare Health Systems, Inc., Little Rock HC&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC and Woodland Hills HC Property Holdings, LLC, to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.11 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.179	Promissory Note, dated April 1, 2012, issued by AdCare Health Systems, Inc. in favor of Strome Alpha Offshore Ltd., in the amount of $5,000,000	Incorporated by reference to Exhibit 10.8 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

Exhibit No.	Description	Method of Filing
10.180	Mortgage, Security Agreement, Assignment of Rents and Leases & Fixture Filing, dated as of April 1, 2012, executed by Little Rock HC&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.12 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.181
	Mortgage, Security Agreement, Assignment of Rents and Leases & Fixture Filing, dated as of April 1, 2012, executed by Northridge HC&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.13 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.182
	Mortgage, Security Agreement, Assignment of Rents and Leases & Fixture Filing, dated as of April 1, 2012, executed by Woodland Hills HC Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.14 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.183	Absolute Assignment of Rents and Leases, dated as of April 1, 2012, executed by Little Rock HC&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.15 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.184	Absolute Assignment of Rents and Leases, dated as of April 1, 2012, executed by Northridge HC&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.16 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.185	Absolute Assignment of Rents and Leases, dated as of April 1, 2012, executed by Woodland Hills HC Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.17 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.186	Loan Agreement, dated as of April 12, 2012, between the City of Springfield, Ohio and Eaglewood Property Holdings, LLC	Incorporated by reference to Exhibit 10.18 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.187	Guaranty Agreement, dated as of April 12, 2012, made and entered into by AdCare Health Systems, Inc., to and for the benefit of BOKF, NA dba Bank of Oklahoma	Incorporated by reference to Exhibit 10.19 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.188	Land Use Restriction Agreement, dated as of April 12, 2012, by and between BOKF, NA dba Bank of Oklahoma and Eaglewood Property Holdings, LLC	Incorporated by reference to Exhibit 10.20 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

Exhibit No.	Description	Method of Filing
10.189	Open-End Mortgage, Assignment of Leases and Security Agreement, dated April 12, 2012, from Eaglewood Property Holdings, LLC to BOKF, NA dba Bank of Oklahoma	Incorporated by reference to Exhibit 10.21 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.190	Assignment of Purchase and Sale Agreement, dated May 9, 2012, between AdCare Property Holdings, LLC and GL Nursing, LLC	Incorporated by reference to Exhibit 10.30 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
10.191	Form of Securities Purchase Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto	Incorporated by reference from Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed July 5, 2012
10.192	Assignment and Assumption Agreement, dated as of July 1, 2012, by and between Westlake Nursing Home Limited Partnership and QC Property Holdings, LLC	Incorporated by reference to Exhibit 10.37 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.193	Loan Agreement, dated as of July 2, 2012, by and between Glenvue H&R Property Holdings, LLC and the PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.32 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.194	Promissory Note, dated July 2, 2012, issued by Glenvue H&R Property Holdings, LLC in favor of the PrivateBank and Trust Company in the amount of $6,600,000	Incorporated by reference to Exhibit 10.33 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.195	Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents, dated as of July 2, 2012, from Glenvue H&R Property Holdings, LLC to the PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.34 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.196	Assignment of Leases and Rents, dated as of July 2, 2012, from Glenvue H&R Property Holdings, LLC to the PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.35 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.197	Assignment and Assumption Agreement, dated as of July 1, 2012, by and between Westlake Nursing Home Limited Partnership and QC Property Holdings, LLC	Incorporated by reference to Exhibit 10.37 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

Exhibit No.	Description	Method of Filing
10.198	Loan Agreement and Indenture of First Mortgage, dated as of September 1, 1986, by and among Oklahoma County Industrial Authority, Westlake Nursing Home Limited Partnership and The Liberty National Bank and Trust Company of Oklahoma City, as Trustee	Incorporated by reference to Exhibit 10.38 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.199
	First Amendment to Loan Agreement and Indenture of First Mortgage, dated September 1, 2001, by and among Oklahoma County Industrial Authority, Westlake Nursing Home, L.P. and Bank One Trust Company, N.A., as Trustee	Incorporated by reference to Exhibit 10.39 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.200	Loan Agreement, made as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.12 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.201	Loan Agreement, made as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Fund I, L.P.	Incorporated by reference to Exhibit 10.13 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.202	Promissory Note, dated August 17, 2012, issued by CSCC Nursing, LLC and CSCC Property Holdings, LLC in favor of Contemporary Healthcare Senior Lien Fund I, L.P. in the amount of $5,000,000	Incorporated by reference to Exhibit 10.14 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.203	Revolving Loan Promissory Note, made as of August 17, 2012, by and among CSCC Nursing, LLC and CSCC Property Holdings, LLC in favor of Contemporary Healthcare Fund I, L.P. in the amount of $600,000	Incorporated by reference to Exhibit 10.15 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.204	Assignment of Leases and Rents, dated as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.16 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.205
	Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated August 17, 2012, made and entered into by CSCC Property Holdings, LLC in favor of Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.17 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

Exhibit No.	Description	Method of Filing
10.206	Guaranty of Payment and Performance, made as of August 17, 2012, by AdCare Health Systems, Inc. in favor of Contemporary Healthcare Fund I, L.P.	Incorporated by reference to Exhibit 10.18 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.207	Guaranty of Payment and Performance, made as of August 17, 2012, by AdCare Oklahoma Management, LLC in favor of Contemporary Healthcare Fund I, L.P.	Incorporated by reference to Exhibit 10.19 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.208	Guaranty of Payment and Performance, made as of August 17, 2012, by AdCare Health Systems, Inc. in favor of Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.20 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.209	Guaranty of Payment and Performance, made as of August 17, 2012, by AdCare Oklahoma Management, LLC in favor of Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.21 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.210	Security Agreement, made as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Fund I, L.P.	Incorporated by reference to Exhibit 10.22 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.211	Security Agreement, made as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.23 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.212	Loan and Security Agreement, dated as of September 20, 2012, by and among The PrivateBank and Trust Company and the Borrowers named therein	Incorporated by reference to Exhibit 10.24 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.213	Modification Agreement, dated as of October 26, 2012, by and among The PrivateBank and Trust Company and the Borrowers named therein	Incorporated by reference to Exhibit 10.25 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.214	Promissory Note, dated September 20, 2012, issued by the subsidiaries of AdCare Health Systems, Inc. named therein in favor of The PrivateBank and Trust Company in the amount of $10,600,000	Incorporated by reference to Exhibit 10.26 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.215	Guaranty of Payment and Performance, made as of September 20, 2012, by AdCare Health Systems, Inc. in favor of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.27 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

Exhibit No.	Description	Method of Filing
10.216	Release of Guarantees, dated September 20, 2012, from Gemino Healthcare Finance, LLC to certain subsidiaries of AdCare Health Systems, Inc. named therein	Incorporated by reference to Exhibit 10.29 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.217	Second Amendment to Credit Agreement, dated September 20, 2012, by and between ADK Bonterra/Parkview, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.30 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.218	Temporary Extension Agreement, dated August 29, 2012, by and between APH & R Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.31 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012
10.219	Loan Agreement, dated April 30, 2012, by and between APH&R Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed May 3, 2012
10.220	Promissory Note, dated April 30, 2012, issued by APH&R Property Holdings, LLC in favor of Metro City Bank in the amount of $3,425,500	Incorporated by reference from Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed May 3, 2012
10.221	Mortgage and Security Agreement, dated April 30, 2012, between APH&R Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed May 3, 2012
10.222	Security Agreement, dated April 30, 2012, between APH&R Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 99.4 to the Registrant's Current Report on Form 8-K filed May 3, 2012
10.223	Guaranty, dated as of April 30, 2012, between APH&R Property Holdings, LLC in favor of Metro City Bank	Incorporated by reference from Exhibit 99.5 to the Registrant's Current Report on Form 8-K filed May 3, 2012
10.224	Guaranty, dated as of April 30, 2012, between AdCare Health Systems, Inc. in favor of Metro City Bank	Incorporated by reference from Exhibit 99.6 to the Registrant's Current Report on Form 8-K filed May 3, 2012
10.225	Collateral Assignment of Certificate of Deposit, dated April 30, 2012, by and between APH&R Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 99.7 to the Registrant's Current Report on Form 8-K filed May 3, 2012
10.226	Promissory Note, dated April 27, 2012, issued by Cantone Asset Management LLC in favor of AdCare Health Systems, Inc. in the amount of $1,500,000	Incorporated by reference from Exhibit 99.8 to the Registrant's Current Report on Form 8-K filed May 3, 2012
10.227	Promissory Note, dated June 8, 2012, issued by Mt. V Property Holdings, LLC in favor of Metro City Bank in the amount of $1,800,000	Incorporated by reference from Exhibit 10.13 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

Exhibit No.	Description	Method of Filing
10.228	Loan Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.14 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.229	Mortgage and Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.15 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.230	Assignment of Leases and Rents, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.16 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.231	Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.17 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.232	Guaranty, dated June 8, 2012, made by AdCare Health Systems, Inc. in favor of Metro City Bank	Incorporated by reference from Exhibit 10.18 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.233	Promissory Note, dated June 8, 2012, issued by Mt. V Property Holdings, LLC in favor of Metro City Bank in the amount of $1,267,000	Incorporated by reference from Exhibit 10.19 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.234	Loan Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.20 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.235	Mortgage and Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.21 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.236	Assignment of Leases and Rents, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.22 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.237	Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.23 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.238	Guaranty, dated June 8, 2012, made by AdCare Health Systems, Inc. in favor of Metro City Bank	Incorporated by reference from Exhibit 10.24 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

Exhibit No.	Description	Method of Filing
10.239	Promissory Note, dated June 8, 2012, issued by Mt. V Property Holdings, LLC in favor of Economic Development Corporation of Fulton County in the amount of $1,304,000	Incorporated by reference from Exhibit 10.25 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.240	Loan Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC, Mountain View Nursing, LLC and Economic Development Corporation of Fulton County	Incorporated by reference from Exhibit 10.26 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.241	Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference from Exhibit 10.27 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.242	Mortgage and Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference from Exhibit 10.28 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.243	Assignment of Leases and Rents, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference from Exhibit 10.29 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.244	Unconditional Guarantee, dated June 8, 2012, issued by Mountain View Nursing, LLC in favor of Economic Development Corporation of Fulton County	Incorporated by reference from Exhibit 10.30 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.245	Unconditional Guarantee, dated June 8, 2012, issued by AdCare Health Systems, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference from Exhibit 10.31 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.246	Bond Purchase Agreement, dated April 10, 2012, among Lawson Financial Corporation, The City of Springfield, Ohio and Eaglewood Property Holdings, LLC	Incorporated by reference from Exhibit 10.40 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.247	Note Purchase Agreement, dated April 12, 2012, by and between Cantone Asset Management LLC and AdCare Health Systems, Inc.	Incorporated by reference from Exhibit 10.41 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.248	Employment Agreement, dated August 7, 2012, between AdCare Health Systems, Inc. and Martin D. Brew	Incorporated by reference from Exhibit 10.42 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

Exhibit No.	Description	Method of Filing
10.249	Modification Agreement, dated June 15, 2012, among Little Rock HC&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, Woodland Hills HC Property Holdings, LLC and The PrivateBank and Trust Company	Incorporated by reference from Exhibit 10.43 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.250	Amendment, entered into as of July 26, 2012, by and between Christopher F. Brogdon and Hearth & Home of Ohio, Inc.	Incorporated by reference from Exhibit 10.47 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.251	Employment Agreement, dated August 6, 2012, between AdCare Health Systems, Inc. and Melissa L. Green	Incorporated by reference from Exhibit 10.48 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.252	First Modification of Note and First Modification of Mortgage and Security Agreement, dated November 30, 2012, between Metro City Bank and APH&R Property Holdings, LLC	Incorporated by reference to Exhibit 10.244 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.253	Sublease Agreement, dated December 1, 2012, between ADK Georgia, LLC and Jeff Co. Nursing, LLC	Incorporated by reference to Exhibit 10.245 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.254	Sublease Termination Agreement, dated November 30, 2012, by and between ADK Georgia, LLC and ADK Jeffersonville Operator, LLC	Incorporated by reference to Exhibit 10.246 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.255
	Management Fee Subordination Agreement, dated December 20, 2012, between AdCare Oklahoma Management, LLC, Gemino Healthcare Finance, LLC, Living Center, LLC, Kenmetal, LLC, Senior NH, LLC, Ban NH, LLC and Oak Lake, LLC	Incorporated by reference to Exhibit 10.247 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.256	Third Amendment to Credit Agreement, dated December 21, 2012, by and between ADK Bonterra/Parkview, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.248 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.257	Management Agreement, dated December 28, 2012, between New Lincoln Ltd. And Chancellor Senior Management, Ltd.	Incorporated by reference to Exhibit 10.249 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.258	Management Agreement, dated December 28, 2012, between Community's Hearth at Vandalia and Chancellor Senior Management, Ltd.	Incorporated by reference to Exhibit 10.250 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012

Exhibit No.	Description	Method of Filing
10.259	Mortgage of Real Estate, Security Agreement and Financing Statement, dated as of December 31, 2012, by Sumter Valley Property Holdings, LLC in favor of Metro City Bank	Incorporated by reference to Exhibit 10.251 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.260	Assignment of Leases and Rents, dated December 31, 2012, by and between Sumter Valley Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.252 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.261	Promissory Note, dated December 31, 2012, issued by Sumter Valley Property Holdings, LLC in favor of 1761 Pinewood Holdings, LLC in the amount of $250,000	Incorporated by reference to Exhibit 10.253 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.262	Guaranty Agreement, dated December 31, 2012 made by AdCare Health Systems, Inc. for the benefit of 1761 Pinewood Holdings, LLC	Incorporated by reference to Exhibit 10.254 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.263	Mortgage and Security Agreement, dated December 31, 2012, between Georgetown HC&R Property Holdings and Winyah Nursing Home, LLC	Incorporated by reference to Exhibit 10.255 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.264	Secured Subordinated Promissory Note, dated December 31, 2012, issued by Georgetown HC&R Property Holdings, LLC in favor of Winyah Nursing Home, LLC in the amount of $1,850,000	Incorporated by reference to Exhibit 10.256 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.265	Guaranty Agreement, dated December 31, 2012, by AdCare Health Systems, Inc. to and for the benefit of Winyah Nursing Home, LLC	Incorporated by reference to Exhibit 10.257 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.266	Guaranty, dated December 31, 2012, by Sumter N&R, LLC for the benefit of Metro City Bank	Incorporated by reference to Exhibit 10.258 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.267	Guaranty, dated December 31, 2012, by Georgetown HC&R Nursing, LLC for the benefit of Metro City Bank	Incorporated by reference to Exhibit 10.259 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.268	Guaranty, dated December 31, 2012, by AdCare Health Systems, Inc. to and for the benefit of Metro City Bank	Incorporated by reference to Exhibit 10.260 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012

Exhibit No.	Description	Method of Filing
10.269	Security Agreement, dated December 31, 2012, by and between Sumter Valley Property Holdings, LLC, Georgetown HC&R Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.261 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.270	Loan Agreement, dated December 31, 2012, by and between Sumter Valley Property Holdings, LLC, Georgetown HC&R Property Holdings, LLC, Sumter N&R, LLC, Georgetown HC&R Nursing, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.262 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.271	Secured Loan Agreement, dated December 28, 2012, by and among KeyBank National Association and the subsidiaries of AdCare Health Systems, Inc. named therein	Incorporated by reference to Exhibit 10.263 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.272	Promissory Note, dated December 28, 2012, issued by subsidiaries of AdCare Health Systems, Inc. in favor of KeyBank National Association in the amount of $16,500,000	Incorporated by reference to Exhibit 10.264 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.273	Absolute Assignment of Leases and Rents, dated December 28, 2012, by Northridge HC&R Property Holdings, LLC to KeyBank National Association	Incorporated by reference to Exhibit 10.265 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.274	Absolute Assignment of Leases and Rents, dated December 28, 2012, by Woodland Hills HC Property Holdings, LLC to KeyBank National Association	Incorporated by reference to Exhibit 10.266 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.275	Absolute Assignment of Leases and Rents, dated December 28, 2012, by APH&R Property Holdings, LLC to KeyBank National Association	Incorporated by reference to Exhibit 10.267 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.276	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated December 28, 2012, made by APH&R Property Holdings, LLC to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.268 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.277	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated December 28, 2012, made by Northridge HC&R Property Holdings, LLC to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.269 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012

Exhibit No.	Description	Method of Filing
10.278	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated December 28, 2012, made by Woodland Hills HC Property Holdings, LLC to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.270 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.279	Payment Guaranty, made as of December 28, 2012, by AdCare Operations, LLC to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.271 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.280	Payment Guaranty, made as of December 28, 2012, by AdCare Property Holdings, LLC to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.272 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.281	Payment Guaranty, made as of December 28, 2012, by AdCare Health Systems, Inc. to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.273 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.282	Pledge and Security Agreement, dated December 28, 2012, between AdCare Property Holdings, LLC and KeyBank National Association	Incorporated by reference to Exhibit 10.274 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.283	Pledge and Security Agreement, dated December 28, 2012, between AdCare Operations, LLC and KeyBank National Association	Incorporated by reference to Exhibit 10.275 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.284	Security Agreement, dated December 28, 2012, made by Woodland Hills HC Nursing, LLC, APH&R Nursing, LLC and Northridge HC&R Nursing, LLC in favor of KeyBank National Association	Incorporated by reference to Exhibit 10.276 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.285
	Security Agreement, dated December 28, 2012, by and among Woodland Hills HC Property Holdings, LLC, Northridge HC&R Property Holdings, LLC and APH&R Property Holdings, LLC in favor of KeyBank National Association	Incorporated by reference to Exhibit 10.277 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.286	Second Modification Agreement, dated December 28, 2012, between The PrivateBank and Trust Company and the subsidiaries of AdCare Health Systems, Inc. named therein	Incorporated by reference to Exhibit 10.278 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012

Exhibit No.	Description	Method of Filing
10.287	Consulting Agreement, dated December 31, 2012, between Christopher Brogdon and AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.279 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.288	Guaranty Indemnification Agreement, dated December 31, 2012, between AdCare Health Systems, Inc. and Christopher Brogdon	Incorporated by reference to Exhibit 10.280 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.289	Guaranty Indemnification Agreement, dated December 31, 2012, between AdCare Health Systems, Inc. and Christopher Brogdon	Incorporated by reference to Exhibit 10.281 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.290	Assignment of Rents, dated December 31, 2012, made and executed between Northwest Property Holdings, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.282 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.291	Mortgage, dated December 31, 2012, made and executed between Northwest Property Holdings, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.283 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.292	Promissory Note, dated December 31, 2012, issued by Northwest Property Holdings, LLC in favor of First Commercial Bank in the amount of $1,501,500	Incorporated by reference to Exhibit 10.284 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.293	Commercial Security Agreement, dated December 31, 2012, made and executed between Northwest Property Holdings, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.285 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.294	Commercial Security Agreement, dated December 31, 2012, made and executed between NW 61st Nursing, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.286 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.295	Commercial Guaranty, dated December 31, 2012, between AdCare Health Systems, Inc. and First Commercial Bank	Incorporated by reference to Exhibit 10.287 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.296	Commercial Guaranty, dated December 31, 2012, between Northwest Property Holdings, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.288 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.297	Memorandum of Agreement, dated January 25, 2013, between The PrivateBank and Trust Company, AdCare Health Systems, Inc. and its subsidiaries named therein	Incorporated by reference to Exhibit 10.289 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012

Exhibit No.	Description	Method of Filing
10.298	Secured Promissory Note, dated December 28, 2012, issued by CHP Acquisition Company, LLC, in favor of AdCare Health Systems, Inc., in the amount of $3,600,000	Incorporated by reference to Exhibit 10.290 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.299	Pledge and Security Agreement, dated December 28, 2012, by and between CHP Acquisition Company, LLC and AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.291 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.300	Promissory Note, dated December 31, 2012, issued by Sumter Valley Property Holdings, LLC and Georgetown HC&R Property Holdings, LLC in favor of Metro City Bank, in the amount of $6,950,000	Incorporated by reference to Exhibit 10.292 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.301	Assignment of Leases and Rents, dated December 31, 2012, by and between Sumter Valley Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.293 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.302	Management Agreement, dated June 22, 2010, by and between Riverchase Village ADK, LLC and AdCare Management Company, Inc.	Incorporated by reference to Exhibit 10.294 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.303	Management Agreement, dated September 19, 2011, by and among AdCare Oklahoma Management, LLC and the entities listed therein	Incorporated by reference to Exhibit 10.295 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.304	Employment Agreement, dated July 3, 2013, by and between AdCare Health Systems, Inc. and Ronald W. Fleming	Incorporated by reference to Exhibit 10.296 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.305	Confidential Separation Agreement and Release, dated July 1, 2011, by and between AdCare Health Systems, Inc. and Gary L. Wade	Incorporated by reference to Exhibit 10.297 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.306	Amendment to Secured Promissory Note, dated February 28, 2013, by and between CHP Acquisition Company, LLC and AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.307	Assignment and Assumption of Leases, Rents and Security Deposits, dated February 28, 2013, by and among AdCare Health Systems, Inc., New Lincoln Ltd. and Lincoln Lodge Retirement Residence LLC	Incorporated by reference to Exhibit 10.3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

Exhibit No.	Description	Method of Filing
10.308	Release and Assumption Agreement, dated May 6, 2013, by and among H & H of Vandalia LLC, Hearth & Home of Vandalia, Inc., Red Mortgage Capital, LLC and the Secretary of Housing and Urban Development	Incorporated by reference to Exhibit 10.4 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.309	Assignment and Assumption Agreement, dated May 6, 2013, by and between Hearth & Home of Vandalia, Inc. and H & H of Vandalia LLC	Incorporated by reference to Exhibit 10.5 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.310	Fourth Amendment to Credit Agreement, dated May 30, 2013, by and between ADK Bonterra/Parkview, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.6 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.311	Credit Agreement, dated May 30, 2012, by and among NW 61st Nursing, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.7 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.312	Revolving Note, dated May 30, 2013, issued by NW 61st Nursing, LLC in favor of Gemino Healthcare Finance, LLC in the amount of $1,000,000	Incorporated by reference to Exhibit 10.8 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.313	Subordination Agreement, dated May 30, 2013, by and between First Commercial Bank and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.9 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.314	Guaranty Agreement, dated May 30, 2013, made by NW 61st Nursing, LLC in favor of Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.10 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.315	Guaranty Agreement, dated May 30, 2013, made by AdCare Health Systems, Inc. in favor of Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.11 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.316
	First Amendment to Secured Loan Agreement and Payment Guaranty, dated May 31, 2013, by and among AdCare Health Systems, Inc., its subsidiaries named therein, AdCare Property Holdings, LLC, AdCare Operations, LLC and KeyBank National Association	Incorporated by reference to Exhibit 10.12 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

Exhibit No.	Description	Method of Filing
10.317	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated May 31, 2013, made by Mountain Top Property Holdings, LLC, to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.13 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.318	Absolute Assignment of Leases and Rents, dated May 31, 2013, by Mountain Top Property Holdings, LLC in favor of KeyBank National Association	Incorporated by reference to Exhibit 10.14 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.319	Pledge and Security Agreement, dated May 31, 2013, between AdCare Health Systems, Inc. and KeyBank National Association	Incorporated by reference to Exhibit 10.15 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.320	Separation and Release Agreement, dated May 31, 2013, by and between AdCare Health Systems, Inc. and Martin D. Brew	Incorporated by reference to Exhibit 10.16 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.321
	Second Amendment to Secured Loan Agreement and Payment Guaranty, dated June 27, 2013, by and among AdCare Health Systems, Inc., its subsidiaries named therein, AdCare Property Holdings, LLC, AdCare Operations, LLC and KeyBank National Association	Incorporated by reference to Exhibit 10.17 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.322
	Third Modification Agreement, dated as of June 26, 2013, by and among Little Rock HC&R Property Holdings, LLC, AdCare Health Systems, Inc., Little Rock HC&R Nursing, LLC and The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.18 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.323
	Joinder Agreement, Second Amendment and Supplement to Credit Agreement, dated June 28, 2013, by and among NW 61st Nursing, LLC, Georgetown HC&R Nursing, LLC, Sumter N&R, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.19 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.324	Amended and Restated Revolving Note, dated June 28, 2013, issued by certain subsidiaries of AdCare Health Systems, Inc. in favor of Gemino Healthcare Finance, LLC in the amount of $1,500,000	Incorporated by reference to Exhibit 10.20 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.325	Management Fee Subordination Agreement, dated June 28, 2013, by and among Gemino Healthcare Finance, LLC, Georgetown HC&R Nursing, LLC, Sumter N&R, LLC and AdCare Administrative Services, LLC	Incorporated by reference to Exhibit 10.21 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

Exhibit No.	Description	Method of Filing
10.326	Sublease Termination Agreement, effective June 30, 2013, by and between ADK Georgia, LLC and ADK Oceanside Operator, LLC	Incorporated by reference to Exhibit 10.22 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.327	Sublease Termination Agreement, effective June 30, 2013, by and between ADK Georgia, LLC and ADK Savannah Beach Operator, LLC	Incorporated by reference to Exhibit 10.23 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.328	Sublease Agreement, effective June 30, 2013, by and between ADK Georgia, LLC and Tybee NH, LLC	Incorporated by reference to Exhibit 10.24 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.329	Sublease Agreement, effective June 30, 2013, by and between ADK Georgia, LLC and Tybee NH, LLC	Incorporated by reference to Exhibit 10.25 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013
10.330	Employment Agreement, dated July 3, 2013, by and between AdCare Health Systems, Inc. and Ronald W. Fleming	Incorporated by reference from Exhibit 10.296 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.331	Management Agreement, dated July 26, 2013, by and between Harrah White Meadows Nursing, LLC and AdCare Oklahoma Management, LLC	Incorporated by reference from Exhibit 10.27 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013
10.332	Management Agreement, dated July 26, 2013, by and between MCL Nursing, LLC and AdCare Oklahoma Management, LLC	Incorporated by reference from Exhibit 10.28 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013
10.333	Management Agreement, dated July 26, 2013, by and between Meeker Nursing, LLC and AdCare Oklahoma Management, LLC	Incorporated by reference from Exhibit 10.29 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013
10.334	Letter Agreement, dated October 1, 2013, among AdCare Health Systems, Inc., Park City Capital, LLC and Michael J. Fox	Incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed on October 18, 2013
16.1	Letter from Battelle and Battelle LLP, dated November 21, 2012	Incorporated by reference to Exhibit 16.1 to the Registrant's Current Report on Form 8-K filed November 21, 2012
21.1	Subsidiaries of the Registrant	Incorporated by reference to Exhibit 21.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012
23.1	Consent of Battelle & Battelle LLP	Filed herewith
23.2	Consent of KPMG LLP	Filed herewith

Exhibit No.	Description	Method of Filing
23.3	Consent of Carlile Patchen & Murphy LLP (included in Exhibit 5.1 hereto)
23.4	Consent of Rogers & Hardin LLP (included in Exhibit 8.1 hereto)
24.1	Powers of Attorney (included on the signature page hereto)